                                                                    EXHIBIT 10.6

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                                CREDIT AGREEMENT

                                      among

                      UNIVERSAL COMPRESSION HOLDINGS, INC.,

                          UNIVERSAL COMPRESSION, INC.,

                                VARIOUS LENDERS,

                         DEUTSCHE BANK SECURITIES INC.,

                                as LEAD ARRANGER

                                       and

                             BANKERS TRUST COMPANY,

                             as ADMINISTRATIVE AGENT

                       ----------------------------------

                            Dated as of May 30, 2000

                       ----------------------------------




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                                TABLE OF CONTENTS



                                                                                                                 Page
                                                                                                                 ----
SECTION 1.  Amount and Terms of Credit............................................................................1

         1.01  The Commitments....................................................................................1
         1.02  Minimum Amount of Each Borrowing...................................................................2
         1.03  Notice of Borrowing................................................................................3
         1.04  Disbursement of Funds..............................................................................3
         1.05  Notes..............................................................................................4
         1.06  Conversions........................................................................................5
         1.07  Pro Rata Borrowings................................................................................5
         1.08  Interest...........................................................................................5
         1.09  Interest Periods...................................................................................6
         1.10  Increased Costs, Illegality, etc...................................................................7
         1.11  Compensation.......................................................................................9
         1.12  Change of Lending Office...........................................................................9
         1.13  Replacement of Lenders............................................................................10

SECTION 2.  Letters of Credit....................................................................................11

         2.01  Letters of Credit.................................................................................11
         2.02  Minimum Stated Amount.............................................................................12
         2.03  Letter of Credit Requests.........................................................................12
         2.04  Letter of Credit Participations...................................................................13
         2.05  Agreement to Repay Letter of Credit Drawings......................................................14
         2.06  Increased Costs...................................................................................15

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment................................................16

         3.01  Fees..............................................................................................16
         3.02  Voluntary Termination of Unutilized Commitments...................................................17
         3.03  Mandatory Reduction of Commitments................................................................17

SECTION 4.  Prepayments; Payments; Taxes.........................................................................18

         4.01  Voluntary Prepayments.............................................................................18
         4.02  Mandatory Repayments and Commitment Reductions....................................................18
         4.03  Method and Place of Payment.......................................................................19
         4.04  Net Payments......................................................................................20

SECTION 5.  Conditions Precedent to Effectiveness................................................................22

         5.01  Execution of Agreement; Notes.....................................................................22
         5.02  Officer's Certificate.............................................................................22
         5.03  Opinions of Counsel...............................................................................22



                                       (i)

                                                                                                                 Page
                                                                                                                 ----
         5.04  Corporate Documents; Proceedings; etc.............................................................22
         5.05  Employee Benefit Plans; Shareholders' Agreements; Management
                 Agreements; Collective Bargaining Agreements; Employment Agreements;
                 Debt Agreements.................................................................................23
         5.06  Consummation of the Synthetic Lease Financing; etc................................................23
         5.07  Refinancing.......................................................................................24
         5.08  Pledge Agreement..................................................................................25
         5.09  Security Agreement................................................................................25
         5.10  Subsidiaries Guaranty.............................................................................25
         5.11  Consent Letter....................................................................................26
         5.12  Adverse Change, etc...............................................................................26
         5.13  Litigation........................................................................................26
         5.14  Fees, etc.........................................................................................27
         5.15  Solvency Letter; Insurance Certificate............................................................27
         5.16  Financial Statements; Pro Forma Financial Statements; Financial Projections.......................27
         5.17  Consummation of the Holdings IPO and the Repurchase...............................................27

SECTION 6.  Conditions Precedent to All Credit Events............................................................28

         6.01   No Default; Representations and Warranties.......................................................28
         6.02   Notice of Borrowing; Letter of Credit Request....................................................28

SECTION 7.  Representations, Warranties and Agreements...........................................................28

         7.01  Corporate and Other Status........................................................................29
         7.02  Corporate and Other Power and Authority...........................................................29
         7.03  No Violation......................................................................................29
         7.04  Governmental Approvals............................................................................29
         7.05  Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc..............30
         7.06  Litigation........................................................................................31
         7.07  True and Complete Disclosure......................................................................31
         7.08  Use of Proceeds; Margin Regulations...............................................................31
         7.09  Tax Returns and Payments..........................................................................32
         7.10  Compliance with ERISA.............................................................................32
         7.11  The Security Documents............................................................................33
         7.12  Representations and Warranties in Documents.......................................................34
         7.13  Properties........................................................................................34
         7.14  Capitalization....................................................................................34
         7.15  Subsidiaries......................................................................................34
         7.16  Compliance with Statutes, etc.....................................................................34
         7.17  Investment Company Act............................................................................35
         7.18  Public Utility Holding Company Act................................................................35
         7.19  Environmental Matters.............................................................................35
         7.20  Labor Relations...................................................................................35
         7.21  Patents, Licenses, Franchises and Formulas........................................................36
         7.22  Indebtedness......................................................................................36


                                      (ii)

                                                                                                                 Page
                                                                                                                 ----
         7.23  Synthetic Lease Financing.........................................................................36
         7.24  Holdings IPO and Repurchase.......................................................................36
         7.25  Insurance.........................................................................................37

SECTION 8.  Affirmative Covenants................................................................................37

         8.01  Information Covenants.............................................................................37
         8.02  Books, Records and Inspections....................................................................40
         8.03  Maintenance of Property; Insurance................................................................40
         8.04  Corporate Franchises..............................................................................41
         8.05  Compliance with Statutes, etc.....................................................................41
         8.06  Compliance with Environmental Laws................................................................41
         8.07  ERISA.............................................................................................42
         8.08  End of Fiscal Years; Fiscal Quarters..............................................................43
         8.09  Performance of Obligations........................................................................43
         8.10  Payment of Taxes..................................................................................43
         8.11  Additional Security; Further Assurances...........................................................44
         8.12  Foreign Subsidiaries Security.....................................................................45

SECTION 9.  Negative Covenants...................................................................................46

         9.01  Liens.............................................................................................46
         9.02  Consolidation, Merger, Purchase or Sale of Assets, etc............................................48
         9.03  Dividends.........................................................................................52
         9.04  Indebtedness......................................................................................52
         9.05  Advances, Investments and Loans...................................................................54
         9.06  Transactions with Affiliates......................................................................57
         9.07  Capital Expenditures..............................................................................57
         9.08  Consolidated EBITDAR to Total Interest Expense....................................................58
         9.09  Maximum Leverage Ratio............................................................................59
         9.10  Maximum Senior Secured Leverage Ratio.............................................................61
         9.11  Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of
                  Certificate of Incorporation, By-Laws and Certain Other Agreements; etc........................62
         9.12  Limitation on Certain Restrictions on Subsidiaries................................................63
         9.13  Limitation on Issuance of Capital Stock...........................................................63
         9.14  Business..........................................................................................63
         9.15  Limitation on Creation of Subsidiaries and Entering into Partnerships and Joint Ventures..........64
         9.16  Special Purpose Corporation.......................................................................64

SECTION 10.  Events of Default...................................................................................64

         10.01  Payments.........................................................................................64
         10.02  Representations, etc.............................................................................64
         10.03  Covenants........................................................................................65
         10.04  Default Under Other Agreements...................................................................65




                                     (iii)

                                                                                                                 Page
                                                                                                                 ----
         10.05  Bankruptcy, etc..................................................................................65
         10.06  ERISA............................................................................................66
         10.07  Security Documents...............................................................................66
         10.08  Subsidiaries Guaranty............................................................................67
         10.09  Judgments........................................................................................67
         10.10  Change of Control................................................................................67

SECTION 11.  Definitions and Accounting Terms....................................................................68

         11.01  Defined Terms....................................................................................68

SECTION 12.  The Administrative Agent............................................................................90

         12.01  Appointment......................................................................................90
         12.02  Nature of Duties.................................................................................90
         12.03  Lack of Reliance on the Administrative Agent.....................................................91
         12.04  Certain Rights of the Administrative Agent.......................................................91
         12.05  Reliance.........................................................................................91
         12.06  Indemnification..................................................................................92
         12.07  The Administrative Agent in its Individual Capacity..............................................92
         12.08  Holders..........................................................................................92
         12.09  Resignation by the Administrative Agent..........................................................92

SECTION 13.  Miscellaneous.......................................................................................93

         13.01  Payment of Expenses, etc.........................................................................93
         13.02  Right of Setoff..................................................................................94
         13.03  Notices..........................................................................................94
         13.04  Benefit of Agreement; Assignments; Participations................................................95
         13.05  No Waiver; Remedies Cumulative...................................................................96
         13.06  Payments Pro Rata................................................................................97
         13.07  Calculations; Computations; Accounting Terms.....................................................97
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL...........................98
         13.09  Counterparts.....................................................................................99
         13.10  Effectiveness....................................................................................99
         13.11  Headings Descriptive.............................................................................99
         13.12  Amendment or Waiver..............................................................................99
         13.13  Survival........................................................................................101
         13.14  Domicile of Loans...............................................................................101
         13.15  Limitation on Additional Amounts, etc...........................................................101
         13.16    Register......................................................................................101
         13.17    Confidentiality...............................................................................102

SECTION 14.  Holdings Guaranty..................................................................................102

         14.01  Guaranty........................................................................................102
         14.02  Bankruptcy......................................................................................103


                                      (iv)

                                                                                                                 Page
                                                                                                                 ----
         14.03  Nature of Liability.............................................................................103
         14.04  Independent Obligation..........................................................................103
         14.05  Authorization...................................................................................104
         14.06  Reliance........................................................................................105
         14.07  Subordination...................................................................................105
         14.08  Waiver..........................................................................................105
         14.09  Nature of Liability.............................................................................107


SCHEDULE I              Commitments
SCHEDULE II             ERISA
SCHEDULE III            Subsidiaries
SCHEDULE IV             Existing Indebtedness
SCHEDULE V              Insurance
SCHEDULE VI             Existing Liens
SCHEDULE VII            Indebtedness to be Refinanced
SCHEDULE VIII           Lender Addresses
SCHEDULE IX             Existing Investments
SCHEDULE X              Existing Letters of Credit

EXHIBIT A               Form of Notice of Borrowing
EXHIBIT B-1             Form of Revolving Note
EXHIBIT B-2             Form of Swingline Note
EXHIBIT C               Form of Letter of Credit Request
EXHIBIT D               Form of Section 4.04(b)(ii) Certificate
EXHIBIT E               Form of Opinion of Schulte Roth & Zabel LLP,
                          counsel to each Credit Party
EXHIBIT F               Form of Officer's Certificate
EXHIBIT G               Form of Pledge Agreement
EXHIBIT H               Form of Security Agreement
EXHIBIT I               Form of Subsidiaries Guaranty
EXHIBIT J               Form of Consent Letter
EXHIBIT K               Form of Assignment and Assumption Agreement
EXHIBIT L               Form of Intercompany Note



                                      (v)

         CREDIT AGREEMENT, dated as of May 30, 2000, among UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation ("Holdings"), UNIVERSAL COMPRESSION, INC., a Texas corporation (the "Borrower"), the Lenders party hereto from time to time, DEUTSCHE BANK SECURITIES INC., as Lead Arranger and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                                   WITNESSETH:

         WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the credit facility provided for herein;


         NOW, THEREFORE, IT IS AGREED:

         SECTION 1. Amount and Terms of Credit.

         1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Commitment severally agrees, at any time and from time to time on and after the Effective Date and prior to the Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Commitment of such Lender at such time and (iv) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Commitment at such time.

         (b) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline

Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Commitment at such time (after giving effect to any reductions to the Adjusted Total Commitment on such date) and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

         (c) On any Business Day, BTCo may, in its sole discretion, give notice to the Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders with a Commitment (without giving effect to any termination thereof pursuant to the last paragraph of Section 10) pro rata based on each Lender's Adjusted Percentage (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to BTCo to repay BTCo for such outstanding Swingline Loans. Each such Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Commitment or the Adjusted Total Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from BTCo such participations in the outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay BTCo interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

         1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans shall not be less than $1,000,000 and, if greater, shall be in an integral multiple of $100,000; provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(c). The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $100,000 and, if greater, shall be in an integral multiple of $50,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

         1.03 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior notice of each Base Rate Loan and at least three Business Days' prior notice of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in
Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

         (b)(i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give BTCo not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

         (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(c).

         (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of such Borrowing of Loans, BTCo may act without liability upon the basis of telephonic notice of such Borrowing, believed by BTCo in good faith to be from the President, any Vice President or the Treasurer of the Borrower, or from any other authorized officer of the Borrower designated by the Borrower to the Administrative Agent, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute BTCo's record of the terms of such telephonic notice of such Borrowing of Loans.

         1.04 Disbursement of Funds. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified pursuant to
Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)), each Lender will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

         1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

         (b) The Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Effective Date, (iii) be in a stated principal amount equal to the Commitment of such Lender and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to the order of BTCo and be dated the Effective Date,
(iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

         (d) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

         1.06 Conversions. The Borrower shall have the option to convert, on any Business Day occurring on or after the Effective Date, all or a portion equal to at least $1,000,000 of the outstanding principal amount of such Loans made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $1,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings than is permitted under Section 1.02 and (iv) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

         1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments; provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Lenders pro rata on the basis of their Adjusted Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

         1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

         (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Eurodollar Rate Margin plus the Eurodollar Rate for such Interest Period.

         (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time.

         (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

         1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period or, to the extent then available to all Lenders, a nine or twelve-month period, provided that:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period may be selected at any time when a Default or Event of Default is then in existence; and

          (vi) no Interest Period in respect of any Borrowing shall be selected which extends beyond the Maturity Date.

         If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

         1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, within 15 days of such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender reasonably shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder as set forth in such written request as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this
Section 1.10(b).

         (c) If at any time after the date of this Agreement any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

         (d) The provisions of this Section 1.10 are subject to Section 13.15 (to the extent same is applicable in accordance with the terms thereof).

         1.11 Compensation. The Borrower shall compensate each Lender, within 15 days of its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b). Calculation of all amounts payable to each Lender under clause (ii) of the immediately preceding sentence shall be made as if such Lender (x) had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and (y) is actually required to terminate such deposit on the date of the respective repayment or conversion and pay the customary breakage charges in connection therewith; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under clause (ii) of the first sentence of this Section 1.11.

         1.12 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06
or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

         1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of an event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the Lenders or (z) as provided in Section 13.12(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of
(A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01 and (y) BTCo an amount equal to such Replaced Lender's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Lender) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender and (y) the Adjusted Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Lender with one or more Non-Defaulting Lenders).

         SECTION 2. Letters of Credit.

         2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that BTCo issue, at any time and from time to time on and after the Effective Date and prior to the 10th day preceding the Maturity Date (or the 30th day preceding the Maturity Date in the case of Trade Letters of Credit), (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit in Dollars or an Alternate Currency and in a form customarily used by BTCo or in such other form as has been approved by BTCo (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and (y) for the account of the Borrower, an irrevocable sight trade letter of credit in Dollars or an Alternate Currency and in a form customarily used by BTCo or in such other form as has been approved by BTCo (each such trade letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of customary commercial transactions of the Borrower and its Subsidiaries.

         (b) BTCo hereby agrees that it will, at any time and from time to time on or after the Effective Date and prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as are permitted to remain outstanding without giving rise to a Default or Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of buyers of goods as referenced in Section 2.01(a), provided that BTCo shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain BTCo from issuing such Letter of Credit or any requirement of law applicable to BTCo or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over BTCo shall prohibit, or request that BTCo refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon BTCo with respect to such Letter of Credit any restriction or reserve or capital requirement (for which BTCo is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to BTCo as of the date hereof and which BTCo reasonably and in good faith deems material to it; or

          (ii) BTCo shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

         (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid

Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $15,000,000 or
(y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders and Swingline Loans then outstanding, an amount equal to the Adjusted Total Commitment at such time, (ii) no Letter of Credit denominated in an Alternate Currency shall be issued if the Stated Amount of such Letter of Credit, (x) when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, such Letter of Credit) at such time in respect of all other outstanding Letters of Credit denominated in an Alternate Currency, would exceed $13,500,000 unless the Administrative Agent consents in writing prior to the issuance thereof, and (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders and Swingline Loans and Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, such Letter of Credit) at such time, would exceed an amount equal to 95% of the Adjusted Total Commitment at such time and (iii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) (A) in the case of Standby Letters of Credit, the date which occurs 24 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the date which is 10 days prior to the Maturity Date, on terms acceptable to BTCo) and
(B) in the case of Trade Letters of Credit, the date which occurs 24 months after the date of issuance thereof and (y) the date which is 30 days prior to the Maturity Date.

         (d) Schedule X contains a description of all letters of credit issued by BTCo pursuant to the Existing Credit Agreement and which are to remain outstanding on the Effective Date. Each such letter of credit, including any extension thereof (each an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement. Each Existing Letter of Credit shall be deemed issued for purposes of Sections 2.04(a), 3.01(b) and 3.01(c) on the Effective Date.

         2.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit shall be not less than $20,000 or such lesser amount as is acceptable to BTCo.

         2.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and BTCo at least two Business Days' (or such shorter period as is acceptable to BTCo in any given case) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

         (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless BTCo has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in
Section 5 are not satisfied on the Effective Date or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then BTCo may issue the requested Letter of Credit for the account of the Borrower in accordance with BTCo's usual and customary practices. Upon its issuance of or amendment to any Standby Letter of Credit, BTCo shall promptly notify the Borrower and each Lender, in writing of such issuance or amendment and, if requested by a Lender, BTCo shall provide such Lender with copies of any such issuance or amendment. In the case of Trade Letters of Credit, BTCo shall promptly notify the Lenders of the aggregate Stated Amount of same as of the close of business on the last Business Day of the preceding week.

         2.04 Letter of Credit Participations. (a) Immediately upon the issuance by BTCo of any Letter of Credit, BTCo shall be deemed to have sold and transferred to each Lender other than BTCo (each such Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from BTCo, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage in such Letter of Credit, each amendment and each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Adjusted Percentages of the Lenders pursuant to Section 1.13 or 13.04 or as a result of a Lender Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted Percentages of the assignor and assignee Lender or of all Lenders with Commitments, as the case may be.

         (b) In determining whether to pay under any Letter of Credit, BTCo shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by BTCo under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct (as determined by the final, non-appealable decision of a court of competent jurisdiction) shall not create for BTCo any resulting liability to the Borrower or any Lender.

         (c) In the event that BTCo makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to BTCo pursuant to Section 2.05(a), BTCo shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to BTCo the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If BTCo so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to BTCo in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to BTCo, such Participant agrees to pay to BTCo, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to BTCo at the overnight Federal Funds Rate for the first three days and at the rate applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter. The failure of any Participant to make available to BTCo its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to BTCo its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to BTCo such other Participant's Adjusted Percentage of any such payment.

         (d) Whenever BTCo receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause
(c) above, BTCo shall pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

         (e) The obligations of the Participants to make payments to BTCo with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

         2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse BTCo, by making payment in Dollars (in an amount equal to the Dollar Equivalent of any payments or disbursements in respect of Letters of Credit denominated in an Alternate Currency determined on the date of such payment or disbursement) to BTCo in immediately available funds at the Payment Office, for any payment or disbursement made by BTCo under any Letter of Credit (each such amount (using the Dollar Equivalent of any Letters of Credit denominated in an Alternate Currency determined on the date of such payment or disbursement), so paid until reimbursed, an "Unpaid Drawing"), upon receipt of notice by BTCo of such payment or disbursement prior to 11:00 A.M. (New York time) on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by BTCo, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date BTCo was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or the occurrence of a Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by BTCo (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin plus 2%, in each such case, with interest to be payable on demand. BTCo shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

         (b) The obligations of the Borrower under this Section 2.05 to reimburse BTCo with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to substantially conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse BTCo for any wrongful payment made by BTCo under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of BTCo (as determined by the final, non-appealable decision of a court of competent jurisdiction).

         2.06 Increased Costs. (a) If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by BTCo or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by BTCo or participated in by any Participant, or (ii) impose on BTCo or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to BTCo or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by BTCo or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of BTCo or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, within 15 days of the delivery of the certificate referred to below to the Borrower by BTCo or any Participant (a copy of which certificate shall be sent by BTCo or such Participant to the Administrative Agent), the Borrower shall pay to BTCo or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. BTCo or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by BTCo or such Participant (a copy of which certificate shall be sent by BTCo or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate BTCo or such Participant. The certificate required to be delivered pursuant to this
Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

         (b) The provisions of this Section 2.06 are subject to Section 13.15 (to the extent same is applicable in accordance with the terms thereof).

         SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

         3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the "Commitment Commission") for the period from the Effective Date to and including the Maturity Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate for each day equal to (i) 0.375% per annum on the daily average Unutilized Commitment of such Non-Defaulting Lender at any time when the Leverage Ratio shall be less than or equal to 4.5:1.0 and (ii) 0.50% per annum on the daily average Unutilized Commitment of such Non-Defaulting Lender at any time when the Leverage Ratio shall be greater than 4.5:1.0. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date or such earlier date upon which the Total Commitment is terminated.

         (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") in the case of each Letter of Credit, for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit (or, in the case of a Trade Letter of Credit, the date of the stated expiration thereof), computed at a rate per annum equal to the Applicable Eurodollar Rate Margin on the daily average Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

         (c) The Borrower agrees to pay to BTCo, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee") (x) in the case of each Standby Letter of Credit, for the period from and including the date of issuance of such Standby Letter of Credit to and including the termination of such Standby Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily average Stated Amount of such Standby Letter of Credit, provided that, in any event, the minimum amount of the Facing Fee payable in any 12-month period for each Standby Letter of Credit shall be $500 (it being agreed that, on each anniversary of the issuance of any Standby Letter of Credit or upon any earlier termination or expiration of a Standby Letter of Credit, if $500 exceeds the amount of Facing Fees theretofore paid or then accrued with respect to such Standby Letter of Credit, in either case after the date of the issuance thereof or, if later, after the date of the last anniversary of the issuance thereof (but excluding any amounts paid after such anniversary with respect to periods ending on or prior to such anniversary, including, without limitation, as a result of the operation of this parenthetical), the amount of such excess shall be payable on the next date upon which accrued Facing Fees are otherwise payable with respect to Standby Letters of Credit as provided in the following sentence), and (y) in the case of each Trade Letter of Credit, in an amount equal to the greater of (A) the Applicable Eurodollar Rate Margin for Revolving Loans maintained as Eurodollar Loans multiplied by the daily average Stated Amount of such Trade Letter of Credit and
(B) $500. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

         (d) The Borrower shall pay, upon each drawing or payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and reasonable out-of-pocket expenses which BTCo is generally imposing in connection with such occurrence with respect to letters of credit.

         (e) The Borrower shall pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

         3.02 Voluntary Termination of Unutilized Commitments. Upon at least two Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Commitment, provided that (i) each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender and (ii) the reduction to the Total Unutilized Commitment shall in no case be in an amount which would cause the Commitment of any Lender to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Commitment of such Lender as in effect immediately before giving effect to such reduction minus (y) such Lender's Adjusted Percentage of the aggregate principal amount of Swingline Loans then outstanding.

         3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on June 30, 2000 unless the Effective Date has occurred on or before such date.

         (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the Maturity Date.

         (c) Each reduction to the Total Commitment pursuant to this Section
3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the Commitment of each Lender.

         SECTION 4. Prepayments; Payments; Taxes.

         4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 12:00 Noon (New York time) on such Business Day) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least $100,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $1,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) prepayments of Eurodollar Loans made pursuant to this Section 4.01 may only be made on the last day of an Interest Period applicable thereto; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall, except as provided in clause (v) below, be applied pro rata among such Loans; and (v) at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Lender.

         4.02 Mandatory Repayments and Commitment Reductions. (a)(i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by Non-Defaulting Lenders, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Commitment as then in effect, the Borrower shall prepay principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Lenders in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Lenders, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

         (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Lender exceeds the Commitment of such Defaulting Lender, the Borrower shall prepay principal of Revolving Loans of such Defaulting Lender in an amount equal to such excess.

         (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on the fifth Business Day after each date after the Effective Date upon which Holdings or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale, the Total Commitment shall be permanently reduced by an amount equal to 100% of the Net Sale Proceeds therefrom in accordance with the requirements of Section 4.02(c), provided that the Total Commitment shall not be required to be so reduced by any Net Sale Proceeds received by Holdings or any of its Subsidiaries in connection with any Asset Sale on such fifth Business Day to the extent the Borrower has delivered a Reinvestment Notice to the Administrative Agent on or prior to the fifth Business Day following the consummation of such Asset Sale stating that the Net Sale Proceeds received (or to be received) therefrom shall be reinvested or shall be committed to be reinvested (a "Reinvestment Election") in equipment or other assets useful in a Permitted Business (including capital stock or other equity interests of a Person engaged in such business) (each a "Reinvestment Asset" and collectively, the "Reinvestment Assets") within 18 months following the date of receipt of such Net Sale Proceeds and provided further, that if all or any portion of such Net Sale Proceeds referred to in the preceding proviso are not so used within the 18-month period following the date of the receipt of such Net Sale Proceeds, such remaining portion shall be applied on the last day of such period as a permanent reduction of the Total Commitment as provided above in this Section 4.02(b) without regard to the immediately preceding proviso. The Borrower may exercise its Reinvestment Election (within the parameters specified in the preceding sentence) with respect to an Asset Sale if
(x) no Default or Event of Default exists and (y) the Borrower delivers a Reinvestment Notice to the Administrative Agent within five Business Days following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Sale Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

         (c) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans made pursuant to such Borrowing with Interest Periods ending on such date of required repayment and all Base Rate Loans made pursuant to such Borrowing have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

         (d) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the Maturity Date.

         4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative

Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

         4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively, as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower or, if the relevant taxing authority does not issue such receipts, such other evidence of payment as may be reasonably satisfactory to the Administrative Agent. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

         (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (with respect to a complete exemption from withholding tax under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN (with respect to a complete exemption from withholding tax under an income tax treaty) or W-8ECI pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exception) (or successor form) certifying to such Lender's entitlement on the date of such certificate to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (with respect to a complete exemption from withholding tax under an income tax treaty), or Form W-8BEN (with respect to the portfolio interest exception) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b) if such inability results from a change after the Effective Date (or, in the case of a Lender that is not a Lender hereunder on the Effective Date, a change after the date such Lender became an assignee or a transferee of an interest hereunder) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof. Notwithstanding anything to the contrary contained in
Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any change on or after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

         (c) If the Borrower pays any additional amount under this Section 4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this
Section 4.04 without any exclusions or defenses; and (iii) nothing in this
Section 4.04(c) shall require the Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

         SECTION 5. Conditions Precedent to Effectiveness. The obligation of each Lender to make Loans, and the obligation of BTCo to issue Letters of Credit, on and after the Effective Date, are subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

         5.01 Execution of Agreement; Notes. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent for the account of each of the Lenders the appropriate Revolving Note executed by the Borrower, and to BTCo the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

         5.02 Officer's Certificate. On the Effective Date, the Administrative Agent shall have received a certificate dated the Effective Date signed on behalf of the Borrower by the President or any Vice President of the Borrower stating that all of the conditions in Sections 5.06, 5.07, 5.12, 5.13 and 6.01 have been satisfied on such date (except to the extent that any such condition is required to be satisfactory to the Administrative Agent or any Lender).

         5.03 Opinions of Counsel. On the Effective Date, the Administrative Agent shall have received (i) from Schulte Roth & Zabel LLP, counsel to each Credit Party, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit E and such other matters incident to the transaction contemplated herein as the Administrative Agent may request and (ii) from local counsel to the Borrower satisfactory to the Administrative Agent, opinions each of which shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders and shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

         5.04 Corporate Documents; Proceedings; etc. (a) On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by the President or any Vice President of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

         (b) On the Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

         5.05 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Collective Bargaining Agreements; Employment Agreements; Debt Agreements. On the Effective Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of the relevant Credit Party of (i) all Plans that are subject to Title IV of ERISA (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holdings or any Subsidiary of Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Employee Benefit Plans"), (ii) all agreements entered into by such Credit Party or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements"), (iii) all agreements with members of, or with respect to, the management of such Credit Party (collectively, the "Management Agreements"), (iv) all collective bargaining agreements applying or relating to any employee of such Credit Party or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements"), (v) all material employment agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Employment Agreements") and (vi) all agreements evidencing or relating to Indebtedness of such Credit Party or any of its Subsidiaries which is to remain outstanding after the Effective Date (collectively, the "Debt Agreements"); all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Collective Bargaining Agreements, Employment Agreements and Debt Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and shall be in full force and effect on the Effective Date.

         5.06 Consummation of the Synthetic Lease Financing; etc. (a) On the Effective Date, the Synthetic Lease Financing shall have been consummated in all material respects in accordance with the Synthetic Lease Financing Documents and all applicable laws, and each of the conditions precedent to the consummation of the Synthetic Lease Financing shall have been satisfied and not waived in any material respect except with the consent of the Administrative Agent and the Required Lenders (which consent shall not be unreasonably withheld).

         (b) On or prior to the Effective Date, (i) the Borrower shall have consummated a consent solicitation (the "Borrower Senior Discount Notes Consent Solicitation") with respect to the outstanding Borrower Senior Discount Notes, pursuant to which consents shall be solicited from the holders of the Borrower Senior Discount Notes to permit the Borrower and its Subsidiaries to enter into the Synthetic Lease Financing, (ii) the Borrower shall have received sufficient consents to authorize the execution and delivery of the Synthetic Lease Financing Documents, which consents shall be in form and substance reasonably satisfactory to the Administrative Agent, and (iii) the Administrative Agent shall be reasonably satisfied that the Borrower Senior Discount Notes Consent Solicitation shall have been consummated in accordance with all applicable laws.

         (c) On or prior to the Effective Date, there shall have been delivered to the Administrative Agent true and correct copies of the Synthetic Lease Financing Documents, and all of the terms and conditions of the Synthetic Lease Financing Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.

         5.07 Refinancing. (a) On or prior to the Effective Date, the total commitment in respect of the Indebtedness to be Refinanced shall have been terminated, and all loans and notes with respect thereto shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder (including the Existing Letters of Credit) shall have been terminated, incorporated hereunder as Letters of Credit as contemplated by Section 2.01(d) or supported by a back-stop Letter of Credit issued hereunder and all other amounts (including premiums) owing pursuant to the Indebtedness to be Refinanced shall have been repaid in full and all documents in respect of the Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated (except as to indemnification provisions which may survive to the extent provided therein) and be of no further force and effect.

         (b) On or prior to the Effective Date, the creditors in respect of the Indebtedness to be Refinanced shall have terminated and released any and all security interests and Liens on the assets owned by Holdings and its Subsidiaries. The Administrative Agent shall have received such releases of security interests in and Liens on the assets owned by Holdings and its Subsidiaries as may have been reasonably requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to Holdings or any of its Subsidiaries in connection with the security interests created with respect to the Indebtedness to be Refinanced and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of Holdings or any of its Subsidiaries on which filings have been made, (iii) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of Holdings or any of its Subsidiaries, in each case, to secure the obligations in respect of the Indebtedness to be Refinanced, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (iv) all collateral owned by Holdings and its Subsidiaries in the possession of any of the creditors in respect of the

Indebtedness to be Refinanced or any collateral agent or trustee under any related security document shall have been returned to Holdings or its respective Subsidiary, as the case may be.

         (c) The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the matters set forth in this
Section 5.07 have been satisfied as of the Effective Date.

         5.08 Pledge Agreement. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and, except as otherwise provided in Section 8.11(e), shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities, if any, referred to therein and owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities.

         5.09 Security Agreement. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

          (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

          (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Credit Party or any of its Subsidiaries as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or the equivalent) as shall be required by local law fully executed for filing);

          (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

          (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

         5.10 Subsidiaries Guaranty. On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of

Exhibit I (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

         5.11 Consent Letter. On the Effective Date, the Administrative Agent shall have received a letter from CT Corporation System, presently located at 111 Eighth Avenue, New York, New York 10011, substantially in the form of Exhibit J, indicating its consent to its appointment by each Credit Party as such Credit Party's agent to receive service of process as specified in Section
13.08 of this Agreement and Section 20 of the Subsidiaries Guaranty.

         5.12 Adverse Change, etc. (a) On the Effective Date, nothing shall have occurred since March 31, 2000 (and the Lenders shall not have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Administrative Agent or the Lenders, or on the ability of any Credit Party to perform its Obligations to the Administrative Agent and the Lenders or which has, or could reasonably be expected to have, a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

         (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and material third party approvals in connection with the Holdings IPO, the Repurchase, the Synthetic Lease Financing and the other transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Holdings IPO, the Repurchase, the Synthetic Lease Financing or the other transactions contemplated by the Credit Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint of any governmental authority issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Holdings IPO, the Repurchase, the Synthetic Lease Financing, the other transactions contemplated by the Credit Documents or the making of the Loans.

         (c) On the Effective Date, there shall not have occurred and be continuing any material adverse change to the syndication market for credit facilities similar in nature to this Agreement and there shall not have occurred and be continuing a material disruption or a material adverse change in financial, banking or capital markets that would have a material adverse effect on the syndication, in each case as determined by the Administrative Agent in its reasonable discretion.

         5.13 Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened in writing against any Credit Party with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby, or with respect to the Holdings IPO, the Repurchase or the Synthetic Lease Financing or which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a materially adverse effect on the Holdings IPO, the Repurchase or the Synthetic Lease Financing or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

         5.14 Fees, etc. On the Effective Date, the Borrower shall have paid to the Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, the reasonable legal fees and expenses of the Administrative Agent's counsel and local counsel) payable to the Administrative Agent and the Lenders to the extent then due.

         5.15 Solvency Letter; Insurance Certificate. On the Effective Date, the Borrower shall cause to be delivered to the Administrative Agent (i) a solvency certificate signed by the Chief Financial Officer of the Borrower, in form and substance satisfactory to the Required Lenders, setting forth the conclusion that, after giving effect to the Holdings IPO, the Repurchase, the Synthetic Lease Financing and the incurrence of all financings contemplated herein, the Borrower and its Subsidiaries, taken as a whole, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their businesses and will not have incurred debts beyond their ability to pay such debts as they mature and (ii) evidence of insurance complying with the requirements of Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in scope, form and substance satisfactory to the Administrative Agent and the Required Lenders and naming the Collateral Agent as an additional insured and/or loss payee where appropriate, and stating that such insurance shall not be canceled or revised without 30 days' prior written notice by the insurer to the Administrative Agent.

         5.16 Financial Statements; Pro Forma Financial Statements; Financial Projections. On or prior to the Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to in Sections 7.05(a) and (d), which historical financial statements, pro forma financial statements and projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

         5.17 Consummation of the Holdings IPO and the Repurchase. (a) On or prior to the Effective Date, (i) Holdings shall have consummated a Qualified Public Equity Offering of the capital stock of Holdings and shall have received gross cash proceeds in a minimum aggregate principal amount equal to $100,000,000 from such Qualified Public Equity Offering and (ii) Holdings and its Subsidiaries shall have utilized the proceeds of the Qualified Public Equity Offering described in clause (i) above to defease, redeem or otherwise retire (the "Repurchase"), on terms and conditions reasonably satisfactory to the Administrative Agent, all of the outstanding Holdings Senior Discount Notes in accordance with the applicable provisions of the Holdings Senior Note Documents. The Repurchase shall have been consummated in accordance with the Repurchase Documents and all applicable laws, and each of the conditions precedent to the consummation of the Repurchase shall have been satisfied and not waived in any material respect except with the consent of the Administrative Agent and the Required Lenders (which consent shall not be unreasonably withheld or delayed).

         (b) On or prior to the Effective Date, there shall have been delivered to the Administrative Agent true and correct copies of the Repurchase Documents, and all of the terms and conditions of the Repurchase Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.

         SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (excluding Mandatory Borrowings which shall be made as provided in Section 1.01(c)), and the obligation of BTCo to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

         6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (excluding Swingline Loans), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, BTCo shall have received the notice required by Section 1.03(b)(i).

         (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and BTCo shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

         The acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by Holdings and the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Effective Date) and in this Section 6 (with respect to Credit Events on and after the Effective Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

         SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Holdings IPO, the Repurchase and the Synthetic Lease Financing, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Effective Date and in all material respects on the date of each such Credit

Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         7.01 Corporate and Other Status. Each Credit Party and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

         7.02 Corporate and Other Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will, after giving effect to any waivers, conflict with or result in any material breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents and the Synthetic Lease Financing Documents) upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings or any of its Subsidiaries of Holdings is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings or any of its Subsidiaries.

         7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (other than the filing of the Financing Statements relating to the Security Agreement and except as have otherwise been obtained or made on or prior to the Effective
Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or
(ii) the legality, validity, binding effect or enforceability of any such Document.

         7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The audited consolidated balance sheets of Holdings and its Subsidiaries for the fiscal years ended on March 31, 1999 and March 31, 2000 and the related statements of income, cash flows and shareholders' equity of Holdings and its Subsidiaries for the fiscal years ended on such dates, which annual financial statements have been examined by Deloitte & Touche LLP, certified public accountants, who delivered an unqualified opinion with respect thereto and copies of which have heretofore been delivered to each Lender, present fairly in all material respects the financial position of Holdings and its Subsidiaries at the date of such balance sheets and the results of the operations of Holdings and its Subsidiaries for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. The pro forma consolidated financial statements of Holdings and its Subsidiaries as of March 31, 2000 (as contained in the registration statement filed on Form S-1 with the SEC on [INSERT DATE]), in each case after giving effect to the Holdings IPO, the Repurchase and the Synthetic Lease Financing, copies of which have been furnished to the Lenders prior to the Effective Date, present fairly in all material respects the pro forma consolidated financial position of Holdings and its Subsidiaries as of March 31, 2000. After giving effect to the Holdings IPO, the Repurchase and the Synthetic Lease Financing, since March 31, 2000, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

         (b) On and as of the Effective Date and after giving effect to the Holdings IPO, the Repurchase and the Synthetic Lease Financing and to all Indebtedness (including any Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith (i) the sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of Holdings and its Subsidiaries taken as a whole will exceed its debts; (ii) each of the Borrower on a stand-alone basis and Holdings and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (iii) each of the Borrower on a stand alone basis and Holdings and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or the Documents, there are as of the Effective Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower or to Holdings and its Subsidiaries taken as a whole. As of the Effective Date, neither Holdings nor the Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or the Documents which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower or to Holdings and its Subsidiaries taken as a whole.

         (d) On and as of the Effective Date, the Projections delivered to the Administrative Agent and the Lenders prior to the Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to Holdings or the Borrower to be misleading in any material respect or which fail to take into account material information known to Holdings or the Borrower regarding the matters reported therein. On the Effective Date, Holdings and the Borrower believe that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

         7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings and the Borrower, threatened (i) with respect to the Holdings IPO, the Repurchase, the Synthetic Lease Financing or any Document, or (ii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

         7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by any Credit Party in writing to the Administrative Agent (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by any Credit Party in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans shall be used by the Borrower for the Borrower's general corporate and working capital purposes.

         (b) No part of the proceeds of any Loan or the purpose of any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         7.09 Tax Returns and Payments. Holdings and each of its Subsidiaries have timely filed or caused to be timely filed with the appropriate taxing authority, all Federal, state and other returns, statements, forms and reports for taxes, domestic and foreign (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings and/or any of its Subsidiaries. The Returns accurately reflect all material liability for taxes of Holdings and its Subsidiaries for the periods covered thereby. Holdings and each of its Subsidiaries have paid all taxes payable by them other than taxes contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as disclosed in the financial statements referred to in Section 7.05(a), as of the Effective Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings and the Borrower, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. As of the Effective Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of U.S. Federal income taxes of Holdings or any of its Subsidiaries or is aware of any agreement or waiver extending any statute of limitations relating to the payment or collection of other taxes of Holdings or any of its Subsidiaries. None of Holdings or any of its Subsidiaries has provided, with respect to itself or property held by it, any consent under Section 341 of the Code.

         7.10 Compliance with ERISA. (a) Except as set forth on Schedule II, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; to the best knowledge of Holdings and the Borrower, each Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan which is subject to Title IV of ERISA has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; to the best knowledge of Holdings and the Borrower, no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) has an Unfunded Current Liability; all contributions required to be made with respect to a Plan have been timely made, neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, to the best knowledge of Holdings and the Borrower, expected or threatened; to the best knowledge of Holdings, using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $50,000; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

         (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither Holdings nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holdings' most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

         7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement creates a perfected lien on, and security interest in, all right, title and interest of the Credit Parties, in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under federal law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. The Credit Parties have good and marketable title to all Security Agreement Collateral, free and clear of all Liens except those described above in this clause (a).

         (b) The security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required to perfect (or maintain the perfection or priority of) the security interest created in the Pledged Securities under the Pledge Agreement.

         7.12 Representations and Warranties in Documents. All representations and warranties of the Credit Parties (or their predecessors in interest) set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Effective Date if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

         7.13 Properties. Holdings and each of its Subsidiaries have good and marketable title to all material properties owned by them, including all property owned by them, including all property reflected in the balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business), free and clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or (ii) Liens otherwise permitted by Section 9.01.

         7.14 Capitalization. On the Effective Date and after giving effect to the transactions contemplated hereby (including the Holdings IPO), (i) the authorized capital stock of Holdings shall consist of (a) 200,000,000 shares of common stock, $.01 par value per share, of which 12,707,769 shares shall be issued and 12,695,861 shall be outstanding, and (b) 50,000,000 shares of Series A preferred stock, none of which shall be issued and outstanding, and (ii) the authorized capital stock of the Borrower shall consist of 5,000 shares of common stock, $10 par value per share, of which 4,900 shall be issued and outstanding and owned by Holdings. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. No Credit Party has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

         7.15 Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule III hereto.
Schedule III correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

         7.16 Compliance with Statutes, etc. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

         7.17 Investment Company Act. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         7.18 Public Utility Holding Company Act. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         7.19 Environmental Matters. (a) Holdings and each of its Subsidiaries have complied in all material respects with, and on the date of such Credit Event are in compliance in all material respects with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending, past or threatened Environmental Claims against Holdings or any of its Subsidiaries (including any such claim arising out of the ownership or operation by Holdings or any of its Subsidiaries of any Real Property no longer owned by Holdings or any of its Subsidiaries) or any Real Property owned or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to any Real Property owned or operated by Holdings or any of its Subsidiaries or any business or operations of Holdings or any of its Subsidiaries (including any Real Property formerly owned or operated by Holdings or any of its Subsidiaries but no longer owned by Holdings or any of its Subsidiaries or any business or operations thereof) or any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries, or (ii) to cause any Real Property owned or operated by Holdings or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

         (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings or any of its Subsidiaries except in a manner so as not to give rise to an Environmental Claim. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings or any of its Subsidiaries.

         (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall not be untrue unless the aggregate effect of all violations, claims, restrictions, failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

         7.20 Labor Relations. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on Holdings and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against Holdings or any of its Subsidiaries and (iii) to the best knowledge of Holdings or the Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

         7.21 Patents, Licenses, Franchises and Formulas. Each of Holdings and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

         7.22 Indebtedness. Schedule IV sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of Holdings and its Subsidiaries as of the Effective Date and which is to remain outstanding after such date (excluding the Loans, the Letters of Credit and the Borrower Senior Discount Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

         7.23 Synthetic Lease Financing. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Synthetic Lease Financing to the extent then required have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Synthetic Lease Financing. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Synthetic Lease Financing, or the occurrence of any Credit Event or the performance by each Credit Party of its obligations under the respective Documents. All actions taken by each Credit Party pursuant to or in furtherance of the Synthetic Lease Financing have been taken in compliance with the Documents and all applicable laws except to the extent consented to by the Administrative Agent and the Required Lenders pursuant to Section 5.06(a).

         7.24 Holdings IPO and Repurchase. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Holdings IPO and the Repurchase, in each case, to the extent then required have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Holdings IPO or the Repurchase. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Holdings IPO or the Repurchase. All actions taken by each Credit Party pursuant to or in furtherance of the Holdings IPO or the Repurchase, as the case may be, have been taken in compliance with the Documents and all applicable laws except to the extent consented to by the Administrative Agent and the Required Lenders pursuant to Section 5.17(a).

         7.25 Insurance. Schedule V sets forth a true and complete listing of all insurance maintained by Holdings and its Subsidiaries as of the Effective Date, and with the amounts insured (and any deductibles) set forth therein.

         SECTION 8. Affirmative Covenants. Each of Holdings and the Borrower covenants and agrees with respect to itself and its Subsidiaries that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than indemnities described in Section 13.13) incurred hereunder and thereunder, are paid in full:

         8.01 Information Covenants. Holdings will furnish to each Lender:

         (a) Monthly Reports. Within 45 days after the end of each fiscal month of Holdings, the consolidated balance sheets of Holdings and its Subsidiaries on a consolidated basis and the Borrower and its Consolidated Subsidiaries on a stand-alone basis as at the end of such month and the related consolidated statements of income and retained earnings and statement of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case accompanied by an abbreviated discussion of the operating results in such preceding fiscal month.

         (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of Holdings, the consolidated balance sheets of Holdings and its Subsidiaries on a consolidated basis and the Borrower and its Consolidated Subsidiaries on a stand-alone basis as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer of Holdings, subject to normal year-end audit adjustments.

         (c) Annual Financial Statements. Within 105 days after the close of each fiscal year of Holdings, the consolidated balance sheets of Holdings and its Subsidiaries on a consolidated basis and the Borrower and its Consolidated Subsidiaries on a stand-alone basis as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated financial statements of Holdings, by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, and in the case of the other financial statements, certified by the chief financial officer of Holdings, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

         (d) Management Letters. Promptly after Holdings' or any of its Subsidiaries' receipt thereof, a copy of any "management letter" addressed to the board of directors of Holdings or such Subsidiary from its certified public accountants and any internal control memoranda relating thereto.

         (e) Budgets. No later than the first day of each fiscal year of Holdings, a budget in form satisfactory to the Required Lenders (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by Holdings for each of the twelve months of such fiscal year prepared in detail, accompanied by a statement of the Chief Financial Officer of Holdings to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

         (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c), a certificate of the President or any Vice President of Holdings to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 4.02(b), 9.04,
9.05 and 9.07 through 9.10 (but with respect to Section 9.07 only to the extent delivered with the financial statements required by Section 8.01(c)), inclusive, at the end of such fiscal quarter or year, as the case may be.

         (g) Notice of Default or Litigation. Promptly, and in any event within three Business Days after a senior officer of Holdings or the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against Holdings or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries or
(y) with respect to the Holdings IPO, the Repurchase, the Synthetic Lease Financing or any Document.

         (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and reports, if any, which Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") and all material financial information delivered to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

         (i) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole: (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that, in any event, Holdings shall deliver to the Administrative Agent all notices received by Holdings or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Holdings or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Holdings or any of its Subsidiaries of potential liability under CERCLA. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or such Subsidiary's response thereto. In addition, Holdings will provide the Administrative Agent with copies of all material communications between Holdings or any of its Subsidiaries and any government or governmental agency relating to Environmental Laws which could reasonably be expected to materially and adversely effect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole, all notice of any Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Lenders.

         (j) Annual Meetings with Lenders. At a date to be mutually agreed upon between the Administrative Agent and the Borrower, Holdings shall hold a meeting with all of the Lenders at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year of Holdings.

         (k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or its Subsidiaries as any Lender may reasonably request.

         8.02 Books, Records and Inspections. Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit upon two Business Days' prior notice officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect, under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or such Subsidiary, and to examine the books of account of Holdings or such Subsidiary and discuss the affairs, finances and accounts of Holdings or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may reasonably request, all such inspections to be subject to any binding confidentiality agreement for the benefit of a third party that prohibits the foregoing. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent to conduct, at Holdings' expense, an annual audit of the accounts receivable and inventories of Holdings and its Subsidiaries.

         8.03 Maintenance of Property; Insurance. (a) Holdings will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of Holdings and its Subsidiaries taken as a whole in reasonably good working order and condition, (ii) maintain insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice, and (iii) furnish to the Administrative Agent or the Required Lenders, upon written request, full information as to the insurance carried. At any time that Holdings or any Subsidiary of Holdings fails to maintain insurance (other than property or business interruption insurance) at the levels maintained on the Effective Date, Holdings will, or will cause one of its Subsidiaries to, notify the Administrative Agent and the Required Lenders in writing within three Business Days thereof and, if thereafter notified by the Required Lenders to do so, Holdings or any such Subsidiary, as the case may be, shall obtain such insurance at such levels to the extent such insurance is reasonably available. In addition to the requirements of the immediately preceding sentence, Holdings and the Borrower will at all times cause liability insurance and business interruption insurance of the type maintained on the Effective Date to be maintained (with the same scope of coverage as on the Effective Date) at levels which are at least as great as the respective amounts maintained on the Effective Date.

         (b) Holdings will, and will cause its Subsidiaries to, at all times keep its insured property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to any property insurance, general liability insurance and, within ten Business Days after the date hereof, political risk insurance), (i) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured, (ii) shall state that such insurance policies shall not be canceled or revised without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall, except in the case of public liability insurance, workers' compensation and cargo insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of Holdings or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (v) shall be deposited with the Collateral Agent. If Holdings or any of its Subsidiaries shall fail to insure its property in accordance with this Section 8.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation), upon ten Business Days' prior notice to the Borrower, to procure such insurance and the Borrower agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance.

         (c) The foregoing requirements of this Section 8.03 shall not apply to any equipment or inventory of Holdings and its Subsidiaries which is subject to an Equipment Financing Transaction, so long as Holdings and its Subsidiaries are in material compliance with any similar requirements imposed by the terms of such Equipment Financing Transaction.

         8.04 Corporate Franchises. Holdings will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) transactions in accordance with Section 9.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

         8.05 Compliance with Statutes, etc. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

         8.06 Compliance with Environmental Laws. (a) Holdings will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries (except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole), will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither Holdings nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of the business or operations of Holdings or any of its Subsidiaries.

         (b) At the written reasonable request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, Holdings will provide, at Holdings' sole cost and expense, an environmental site assessment report concerning any Real Property owned or operated by Holdings and its Subsidiaries, prepared by an environmental consulting firm reasonably satisfactory to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property, provided that in no event shall such request be made more often than once every three years for any particular Real Property unless (i) the Obligations have been declared due and payable pursuant to Section 10; (ii) the Lenders receive notice under Section 8.01(i) of any event for which notice is required to be delivered for any such Real Property or any business or operations of Holdings or any of its Subsidiaries; or (iii) a Default or an Event of Default then exists. If Holdings or the Borrower fails to provide the same within ninety days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrower, and Holdings and the Borrower shall grant and hereby grant to the Administrative Agent and the Lenders and their agents access to such Real Property and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license to undertake such an assessment, all at Holdings' expense.

         8.07 ERISA. As soon as possible and, in any event, within ten (10) business days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Lenders a certificate of the chief financial officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: (i) that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); (ii) that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; (iii) that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; (iv) that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; (v) that a Plan which is subject to Title IV of ERISA has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; (vi) that a Plan has an Unfunded Current Liability; (vii) that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; (viii) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan;
(ix) that Holdings or any Subsidiary of Holdings will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of
ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or
(x) that Holdings or any Subsidiary of Holdings may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan in addition to the liability that existed on the Effective Date pursuant to any such plan or plans. Holdings will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Holdings will also deliver to each of the Lenders a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan which is subject to Title IV of ERISA (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than twenty (20) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by Holdings, the Subsidiary or the ERISA Affiliate, as applicable.

         8.08 End of Fiscal Years; Fiscal Quarters. Holdings shall cause (i) each of its fiscal years and fourth fiscal quarter to end on March 31 of each year, and (ii) each of its first three fiscal quarters to end on June 30, September 30 and December 31 of each year.

         8.09 Performance of Obligations. Holdings will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

         8.10 Payment of Taxes. Holdings will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all lawful claims, taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis; provided that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

         8.11 Additional Security; Further Assurances. (a) Holdings will, and will cause each of its Domestic Subsidiaries (and subject to Section 8.12, each of its Foreign Subsidiaries) to, grant to the Collateral Agent security interests in such assets and properties of Holdings and its Subsidiaries (other than Real Property) as are not covered by the original Security Documents and/or Subsidiaries Guaranty as required by Section 9.15, and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"). All such security interests shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

         (b) Holdings will, and will cause each of its Subsidiaries to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require to obtain the benefits intended to be conferred to the Administrative Agent and the Lenders pursuant to the Security Documents. Furthermore, Holdings and the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 8.11 has been complied with.

         (c) Holdings and the Borrower agree that each action required above by this Section 8.11 shall be completed as soon as possible, but in no event later than 90 days (30 days in connection with compliance with Section 9.15) after such action is either requested to be taken by the Administrative Agent or the Required Lenders or required to be taken by Holdings and/or its Subsidiaries pursuant to the terms of this Section 8.11; provided that in no event will Holdings or any of its Subsidiaries be required to take any action, other than using its reasonable best efforts, to obtain consents from third parties with respect to its compliance with this Section 8.11.

         (d) Notwithstanding anything to the contrary contained in this Section
8.11 or in Section 9.15, no non-Wholly-Owned Domestic Subsidiary of the Borrower which is acquired pursuant to an acquisition otherwise permitted hereunder shall be required to enter into any Additional Security Document and/or the Subsidiaries Guaranty to the extent, and only to the extent, that the terms of any Indebtedness of such Domestic Subsidiary existing at the time of such acquisition (and which Indebtedness is otherwise permitted hereunder) prohibits such

Domestic Subsidiary from entering into any such Additional Security Documents and/or the Subsidiaries Guaranty (it being understood that at such time as such prohibition shall no longer be effective, such Domestic Subsidiary shall enter into Additional Security Documents and/or the Subsidiaries Guaranty as otherwise described in this Section 8.11 and in Section 9.15).

         (e) On or prior to the 45th day following the Effective Date, the Borrower will, and will cause each other Credit Party to, deliver to the Collateral Agent the Pledged Securities of Foreign Subsidiaries directly owned by each such Credit Party, together with executed and undated stock powers, all as and to the extent required by the Pledge Agreement.

         (f) If by the 30th day following the Effective Date Spectrum Rotary Compression, Inc. shall not have merged with and into the Borrower pursuant to
Section 9.02(vi), then the Borrower will cause Spectrum Rotary Compression, Inc. at such time to take all of the actions otherwise required to be taken by a new Wholly-Owned Domestic Subsidiary pursuant to Section 9.15(a).

         8.12 Foreign Subsidiaries Security. (a) If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower acceptable to the Administrative Agent and the Required Lenders does not within 120 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance satisfactory to the Administrative Agent and the Required Lenders, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (y) of any promissory note issued by such Foreign Subsidiary to Holdings or any of its Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection

Agreement or Other Hedging Agreement, in each case to the extent that the entering into such Security Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.12 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, provided that no pledge shall be required pursuant to this Section 8.12 of a Foreign Subsidiary if the Administrative Agent has determined pursuant to Section 9.02(ix) that such a pledge shall result in regulatory or economic disadvantages.

         (b) Notwithstanding anything to the contrary contained in this Section 8.12, no non-Wholly Owned Foreign Subsidiary of the Borrower shall be required to take any of the actions required by clause (a) of this Section 8.12 to the extent, and only to the extent, that the terms of any Indebtedness of such Foreign Subsidiary existing at the time that any such action is required to be taken (and which Indebtedness is otherwise permitted hereunder) prohibits such Foreign Subsidiary from taking any such actions (it being understood that at such time as such prohibition shall no longer be effective, such Foreign Subsidiary shall take such actions as otherwise described in this Section 8.12).

         SECTION 9. Negative Covenants. Each of Holdings and the Borrower covenants and agrees with respect to itself and its Subsidiaries that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

         9.01 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Holdings' or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Holdings' or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VI, but only to the respective date, if any, set forth in such Schedule VI for the removal and termination of any such Liens, plus renewals and extensions of such Liens to the extent set forth on Schedule VI, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

          (iv) Permitted Encumbrances;

          (v) Liens created pursuant to the Security Documents;

          (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole;

          (vii) Liens (including precautionary UCC filings) upon assets of the Borrower or its Subsidiaries subject to Equipment Financing Transactions to the extent permitted by Section 9.04(v) and the other provisions of this Agreement, provided that (x) such Liens secure only the payment of such obligations under Equipment Financing Transactions, (y) if such obligations constitute Operating Lease Obligations, the Attributable Indebtedness in respect thereof shall not exceed $170,000,000 at any time and (z) such Liens do not encumber any other asset of Holdings or any Subsidiary of Holdings;

          (viii) Liens securing Indebtedness permitted pursuant to Section 9.04(xv);

          (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole;

          (x) Liens on assets of a Foreign Subsidiary of the Borrower securing Indebtedness permitted to be incurred by such Foreign Subsidiary under this Agreement;

          (xi) Liens arising out of judgments or awards in respect of which Holdings or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $1,000,000 at any time outstanding;

          (xii) statutory and common law landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

          (xiii) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, provided that the aggregate outstanding amount of obligations secured by Liens permitted by this clause (xiii) (and the value of all cash and property encumbered by Liens permitted pursuant to this clause (xiii)) shall not at any time exceed $5,000,000;

          (xiv) Liens securing Indebtedness permitted pursuant to Section 9.04(xiv);

          (xv) Liens existing on property or assets acquired pursuant to a Permitted Section 9.02(viii) Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Section 9.02(viii) Acquisition, provided that (x) any Indebtedness that is secured by such Liens is otherwise permitted under Section 9.04(xiii) and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, any such acquisition and do not attach to any asset of Holdings or any other asset of the Borrower or any of its Subsidiaries; and

          (xvi) Liens existing on property or assets of a new Domestic Subsidiary of the Borrower in existence at the time such Domestic Subsidiary is acquired pursuant to an investment made under Section 9.05(xii), provided that (x) any Indebtedness that is secured by such Liens is otherwise permitted under Section 9.04(xiii) and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, any such acquisition and do not attach to any asset of Holdings or the Borrower or other asset of any Subsidiary of the Borrower.

         9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

          (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

          (ii) each of the Borrower and its Subsidiaries may in the ordinary course of business sell or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business, provided that the proceeds of all assets subject to sales or other dispositions pursuant to this clause (ii) shall not exceed $5,000,000 in any fiscal year of the Borrower;

          (iii) investments may be made to the extent permitted by Section 9.05;

          (iv) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property to the extent permitted by Section 9.04 (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(v));

          (v) each of the Borrower and its Subsidiaries may make sales or leases of inventory or equipment to their customers in the ordinary course of business;

          (vi) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any other Wholly-Owned Domestic Subsidiary of the Borrower or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any other Wholly-Owned Domestic Subsidiary of the Borrower;

          (vii) any disposition of assets required to effectuate Equipment Finance Transactions otherwise permitted hereby shall be permitted;

          (viii) each of the Borrower and its Subsidiaries may acquire all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person) or 100% of the capital stock of any Person, through merger with the Borrower or a Subsidiary of the Borrower or by stock purchase (any such acquisition permitted by this clause (viii), a "Permitted Section 9.02(viii) Acquisition"), so long as (i) no Default of Event of Default then exists or would result therefrom, (ii) each of the representations and warranties contained in Section 7 shall be true and correct in all material respects both before and after giving effect to such Permitted Section 9.02(viii) Acquisition, (iii) any Liens, Indebtedness or Operating Lease Obligations incurred, assumed or issued in connection with such acquisition are otherwise permitted under Section 9.01 or 9.04, as the case may be, (iv) the only consideration paid by the Borrower or any Subsidiary in connection with any Permitted Section 9.02(viii) Acquisition consists solely of cash, assumed Indebtedness (including Capitalized Lease Obligations) and/or Operating Lease Obligations, the issuance of unsecured Indebtedness to the extent permitted under Section 9.04(xv), common stock of Holdings and/or Qualified Preferred Stock of Holdings, (v) Holdings and its Subsidiaries would have been in compliance with the financial covenants set forth in
     Section 9.07 through 9.10, inclusive, for the Test Period then most recently ended prior to the date of the consummation of such Permitted
     Section 9.02(viii) Acquisition, in each case with such financial covenants to be determined on a pro forma basis (subject to the methodology to give effect to such pro forma adjustments being satisfactory to the Administrative Agent) as if such Permitted Section 9.02(viii) Acquisition had been consummated on the first day of such Test Period (and assuming that any Indebtedness (including Capitalized Lease Obligations) and/or Operating Lease Obligations incurred, issued or assumed in connection therewith had been incurred, issued or assumed on the first day of, and had remained outstanding throughout, such Test Period), (vi) the aggregate consideration paid in connection with all Permitted Section 9.02(viii) Acquisitions (including, without limitation, any earn-out, non-compete or deferred compensation arrangements, the aggregate principal amount of any Indebtedness assumed in connection therewith and the fair market value of any capital stock of Holdings issued in connection therewith) shall not exceed
     (x) $75,000,000 in any fiscal year of Holdings, (y) in the event such consideration consists of cash and assumed Indebtedness (including Capitalized Leased Obligations), $10,000,000 in any fiscal year (and $50,000,000 in the aggregate) (excluding any portion of such consideration which is treated as, or involves the acquisition of assets which is treated as, a Capital Expenditure under Section 9.07), and (z) to the extent that such consideration consists solely of common stock of Holdings and/or Qualified Preferred Stock of Holdings, $200,000,000, (vii) after giving effect to any Permitted Section 9.02(viii) Acquisition, the Unutilized Commitment is at least $5,000,000, and (viii) the assets or Person acquired pursuant to each such Permitted Section 9.02(viii) Acquisition are employed or engaged, as the case may be, in a Permitted Business;

          (ix) any Foreign Subsidiary may be merged with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Foreign Subsidiary or Foreign Joint Venture so long as at least 65% of the total combined voting power of all classes of capital stock of all first-tier Foreign Subsidiaries and all of the capital stock owned by any Credit Party of any first-tier Foreign Joint Venture is pledged pursuant to the Pledge Agreement (unless, (x) in the case of Foreign Subsidiaries, the Administrative Agent reasonably determines that such pledge shall result in regulatory or economic disadvantages and (y) additionally, in the case of Foreign Joint Ventures, the organizational documents thereof prohibit such Pledge);

          (x) the assets of any Foreign Subsidiary or Foreign Joint Venture may be transferred to the Borrower or any of its Domestic Subsidiaries and any Foreign Subsidiary or Foreign Joint Venture may be merged with and into, or be dissolved or liquidated into, the Borrower or any of its Domestic Subsidiaries so long as the Borrower or such Domestic Subsidiary is the surviving corporation of any such merger, dissolution or liquidation;

          (xi) the Borrower or any of its Domestic Subsidiaries may transfer to one or more Foreign Subsidiaries or Foreign Joint Venture those assets theretofore transferred to the Borrower or such Domestic Subsidiary by a Foreign Subsidiary or Foreign Joint Venture (whether by merger, liquidation, dissolution or otherwise) pursuant to clause (x) of this
     Section 9.02;

          (xii) each of the Borrower and its Subsidiaries may enter into sale and leaseback transactions with respect to their inventory, equipment and Real Property, in which the Borrower or any of its Subsidiaries acts as seller of the inventory, equipment or Real Property that is the subject of the transaction, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale and leaseback transaction is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the total consideration received by the Borrower or such Subsidiary is cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by

     Section 4.02(b) and (z) the Capitalized Lease Obligations and/or Operating Lease Obligations are otherwise permitted under this Agreement;

          (xiii) so long as (x) no Default or Event of Default then exists or would result therefrom and (y) the Borrower shall be in compliance with the financial covenants contained in Sections 9.07 through 9.10, inclusive, with such covenants to be calculated on a pro forma basis, the Borrower may, and may permit its Subsidiaries to, exchange (for reasonably equivalent value, a portion thereof which may include cash) any inventory, equipment and other assets (each such transaction an "Asset Swap"), provided that (A) the sum of (1) the total value of all assets to be swapped in any fiscal year of the Borrower and (2) the total value of assets sold in accordance with Section 9.02(xiv) in such fiscal year shall not exceed in the aggregate 10% of the total value of all assets of the Borrower and its Subsidiaries as of the end of the most recently ended fiscal year, (B) that the disposition and acquisition of the subject inventory, equipment or other assets occur within 60 days of one another and (C) that any such cash proceeds received by the Borrower or any of its Subsidiaries in connection with any such Asset Swap shall be applied and/or reinvested as (and to the extent) required by Section 4.02(b);

          (xiv) each of the Borrower and its Subsidiaries may sell assets, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each sale is in an arm's length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the total consideration received by the Borrower or such Subsidiary is at least 75% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(b) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (xiv) plus the total value of the assets swapped pursuant to
     Section 9.02(xiii) in any fiscal year of the Borrower does not exceed 10% of the total value of all assets of the Borrower and its Subsidiaries as of the end of the most recently ended fiscal year of the Borrower; and

          (xv) any of Holdings and its Subsidiaries may enter into agreements to effectuate any transaction otherwise prohibited by this Section 9.02 so long as the consummation of any such agreement is conditioned upon obtaining the consent of the Required Lenders or repaying the Obligations in full (other than indemnification obligations under Sections 1.10, 1.11, 2.06, 4.04 and 13.01) and terminating the Commitments.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold to a Person other than Holdings or a Subsidiary of Holdings as permitted by this
Section 9.02, such Collateral shall be sold free and clear of the Liens created by the Security Documents (and, in the event that such Collateral consists of all of the capital stock of a Subsidiary Guarantor, such Subsidiary Guarantor, and the assets of such Subsidiary Guarantor, shall be released from the Subsidiaries Guaranty and the Security Documents to which it is a party), and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

         9.03 Dividends. Holdings shall not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

          (i) (x) any Subsidiary of the Borrower may pay Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower and (y) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary), provided that no non-Wholly-Owned Subsidiary of the Borrower which is a Subsidiary Guarantor may pay any Dividends pursuant to this clause (y) at any time that a Default or an Event of Default has occurred and is continuing;

          (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof) the Borrower may pay cash Dividends to Holdings, so long as such proceeds are promptly used by Holdings to pay (x) corporate overhead costs, directors' fees and other expenses (including, without limitation, the fees and expenses permitted pursuant to Section 9.06(iii)), provided that the aggregate amount of cash Dividends paid during the respective fiscal year pursuant to this clause
     (ii), together with the amount of any outstanding loans and advances made during the respective fiscal year by the Borrower pursuant to Section 9.05(vi) (without reduction for any writedowns or write-offs thereof), shall not during any fiscal year of the Borrower exceed $1,000,000 or (y) franchise taxes and federal, state and local income taxes and interest and penalties with respect thereto, if any, payable by Holdings (provided that any refund shall be promptly returned by Holdings to the Borrower); and

          (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof) the Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are immediately used by Holdings to purchase shares of common stock or options to purchase shares of common stock of Holdings held by former employees of the Borrower following the termination of their employment by the Borrower or any of its Subsidiaries, provided that the aggregate amount of cash Dividends paid pursuant to this clause (iii) shall (x) be funded with life insurance proceeds received by the Borrower under life insurance policies maintained with respect to such employee or (y) to the extent not funded as described in preceding clause (x), not during any fiscal year of the Borrower exceed $3,000,000.

         9.04 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) Existing Indebtedness outstanding on the Effective Date and listed on Schedule IV, without giving effect to any subsequent extensions, renewal or refinancing thereof except to the extent set forth on Schedule IV, provided that the aggregate principal amount of Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

          (iii) Indebtedness with respect to surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate outstanding amount of all such surety bonds, appeal bonds and customs bonds permitted by this clause (iii) shall not at any time exceed $5,000,000;

          (iv) Indebtedness under Interest Rate Protection Agreements on terms acceptable to the Administrative Agent;

          (v) Indebtedness evidenced by Capitalized Lease Obligations and Purchase Money Indebtedness to the extent permitted pursuant to Section 9.07, provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations and Purchase Money Indebtedness permitted by this clause (v) exceed $15,000,000 at any time outstanding;

          (vi) Indebtedness of the Borrower and the Subsidiary Guarantors evidenced by the Borrower Senior Discount Notes outstanding on the Effective Date (and guarantees thereof) plus the amount of interest on such Borrower Senior Discount Notes paid in kind or through accretion or capitalization;

          (vii) accrued expenses and current trade accounts payable incurred in the ordinary course of business and unsecured guarantees of the Borrower or any of its Subsidiaries of such trade accounts payable, and obligations under trade letters of credit incurred by the Borrower or such Subsidiary in the ordinary course of business, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Borrower or such Subsidiary;

          (viii) Indebtedness of the Borrower under any Other Hedging Agreement which is entered into to protect the Borrower against fluctuations in currency values so long as such Other Hedging Agreements are for bona fide business purposes and are not speculative;

          (ix) Indebtedness of the Borrower not to exceed $3,000,000 at any time outstanding and secured by insurance cancellation premiums relating to insurance maintained by the Borrower in the ordinary course of business;

          (x) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Section 9.05;

          (xi) (A) unsecured guarantees by Holdings of Indebtedness, Operating Lease Obligations or other obligations of its Domestic Subsidiaries that are permitted to be incurred hereunder, (B) guarantees by Foreign Subsidiaries of Indebtedness, Operating Lease Obligations or other obligations of other Foreign Subsidiaries of the Borrower that are permitted to be incurred hereunder and (C) unsecured performance guarantees by Holdings and its Subsidiaries of their respective Subsidiaries', Domestic Joint Ventures' and Foreign Joint Ventures' obligations under service, supply or other similar contracts so long as (i) any such contract and the performance guaranty given in respect thereof are entered into in the ordinary course of business and (ii) in no event shall any such guaranty guarantee the payment of any Indebtedness of any such Subsidiary, Domestic Joint Venture or Foreign Joint Venture.

          (xii) Indebtedness of any Foreign Subsidiary of the Borrower the proceeds of which Indebtedness are used for such Foreign Subsidiary's and/or its Foreign Subsidiaries' working capital and general corporate purposes ("Foreign Subsidiary Indebtedness");

          (xiii) Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness or other Indebtedness which does not constitute debt for borrowed money of a Subsidiary acquired pursuant to a Permitted
     Section 9.02(viii) Acquisition (or such Indebtedness was assumed at the time of a Permitted Section 9.02(viii) Acquisition of an asset securing such Indebtedness) or an investment in a new Subsidiary acquired pursuant to Section 9.05(xii) or (xiv), provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Section 9.02(viii) Acquisition or such investment;

          (xiv) Indebtedness of the Borrower and its Subsidiaries consisting of letters of credit and reimbursement obligations with respect thereto, including renewals or extensions thereof, so long as the aggregate stated amount of such letters of credit at any time outstanding does not exceed $17,500,000 (such amount to be reduced by the aggregate principal amount of all outstanding Letters of Credit); and

          (xv) Indebtedness of the Borrower and its Subsidiaries to the extent not permitted by the foregoing clauses of this Section 9.04 not to exceed $20,000,000 in aggregate principal amount at any time outstanding.

         9.05 Advances, Investments and Loans. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except that the following shall be permitted:

          (i) the Borrower and its Subsidiaries may acquire and hold accounts receivable, trade receivables, prepaid expenses and similar items owing to any of them, if created or acquired in the ordinary course of business;

          (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) non-cash consideration received by Holdings or any of its Subsidiaries in connection with any asset sale to the extent permitted by
     Section 9.02;

          (iv) the Borrower and its Subsidiaries may receive and hold investments in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (v) the Borrower and its Subsidiaries may make payroll advances in the ordinary course of business;

          (vi) so long as no Default or Event of Default then exists (both before and after giving effect to the payment thereof), the Borrower may make loans to Holdings to enable Holdings to pay the amounts described in Sections 9.03(ii) and 9.03(iii), in an aggregate amount not to exceed in any fiscal year $1,000,000 less any amounts paid pursuant to Sections 9.03(ii) and 9.03(iii) during such fiscal year;

          (vii) the Borrower and its Subsidiaries may hold the investments held by them on the Effective Date and as set forth on Schedule IX;

          (viii) the Borrower and its Subsidiaries may enter into, invest in and make loans and advances to (x) corporations, associations, partnerships, business trusts and other business entities organized in the United States, any state thereof or Canada which would not, after the respective investment, be a Subsidiary of Holdings (each a "Domestic Joint Venture"), provided that (i) neither Holdings nor any of its Subsidiaries is liable for any Indebtedness or other obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) of any such Domestic Joint Venture (other than unsecured performance guarantees of any such Domestic Joint Venture's obligations under service, supply or other similar contracts so long as (A) any such contract and the performance guaranty given in respect thereof are entered into in the ordinary course of business and (B) in no event shall any such guaranty guarantee the payment of any Indebtedness of any such Domestic Joint Venture) and (ii) the net aggregate amount of all such investments and loans in Domestic Joint Ventures shall at no time exceed $10,000,000 in any fiscal year of the Borrower (and $25,000,000 in the aggregate);

          (ix) Holdings and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000;

          (x) the Borrower may enter into Interest Protection Agreements or Other Hedging Agreements to the extent permitted by Section 9.04(iv) and
     (viii);

          (xi) the Borrower and the Subsidiary Guarantors that are Wholly-Owned Domestic Subsidiaries of the Borrower may make intercompany loans and advances between or among one another (and together with the intercompany loans and advances made pursuant to clause (xii) of this Section 9.05, collectively, "Intercompany Loans") or equity investments, so long as no such Intercompany Loan shall be evidenced by a promissory note or other instrument except an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (xii) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances to, or equity investments in, a non-Wholly Owned Domestic Subsidiary that is a Subsidiary Guarantor (or that upon the making of any equity investment will become such a Subsidiary Guarantor unless, pursuant to Section 8.11(d), such non-Wholly-Owned Domestic Subsidiary is not required to become a Subsidiary Guarantor) so long as (x) no such Intercompany Loan shall be evidenced by a promissory note or other instrument except an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement and (y) the net aggregate amount of all such investments made pursuant to this clause (xii) shall not exceed $20,000,000 in any fiscal year of the Borrower (and $60,000,000 in the aggregate);

          (xiii) the Borrower and its Subsidiaries may effect Permitted Section 9.02(viii) Acquisitions in accordance with the requirements of Section 9.02(viii); and

          (xiv) the Borrower and its Subsidiaries may enter into, invest in (including by transferring assets) and make loans and advances to (x) Foreign Joint Ventures and (y) Foreign Subsidiaries, provided that (i) neither Holdings nor any of its Subsidiaries is liable for any Indebtedness or other obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) of any such Foreign Joint Venture or Foreign Subsidiary (other than unsecured performance guarantees of any such Foreign Joint Venture's or Foreign Subsidiary's obligations under service, supply or other similar contracts so long as (A) any such contract and the performance guaranty given in respect thereof are entered into in the ordinary course of business and (B) in no event shall any such guaranty guarantee the payment of any Indebtedness of any such Foreign Joint Venture or Foreign Subsidiary), (ii) all such Foreign Joint Ventures and Foreign Subsidiaries are located or operate only in a Permitted Country and (iii) the net aggregate amount of all such investments and loans in Foreign Joint Ventures and Foreign Subsidiaries shall at no time exceed $20,000,000 (using the fair market value of property other than cash) in any fiscal year of the Borrower (and $60,000,000 in the aggregate); provided that no more than $30,000,000 in the aggregate shall be invested in Foreign Joint Venture and Foreign Subsidiaries located or operating in Restricted Countries (it being understood that, for purposes of this clause
     (xiv), the amounts set forth above in this clause (xiv) shall be increased by the amount of any cash payments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments, in each case which are received after the Effective Date from a non-U.S. Person constituting a Foreign Joint Venture or a Foreign Subsidiary otherwise permitted under this Section 9.05).

         9.06 Transactions with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that (i) Dividends may be paid to the extent provided in Section 9.03, (ii) loans may be made and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by Section 9.05, (iii) customary fees may be paid to directors of Holdings or any of its Subsidiaries in an aggregate amount for all such Persons not to exceed $500,000 per year, (iv) options to purchase common stock of Holdings may be granted to officers and directors of Holdings and its Subsidiaries in the ordinary course of business, and (v) Holdings and its Subsidiaries may enter into employment arrangements with their respective officers in the ordinary course of business. Except as specifically provided above, no management or similar fees shall be paid or payable by Holdings or any of its Subsidiaries to any Person other than customary investment banking, financing and similar fees arising in connection with transactions after the date hereof.

         9.07 Capital Expenditures. (a) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that (i) the Borrower and its Subsidiaries may make Capital Expenditures in its fiscal years ending March 31, 2001 and March 31, 2002 and (ii) during any fiscal year of the Borrower set forth below, the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed in any such fiscal year, the amount set forth opposite such fiscal year below:

            Fiscal Year Ending                    Amount
            ------------------                    ------
              March 31, 2003                  $ 125,000,000
              March 31, 2004                  $  80,000,000
              March 31, 2005                  $  80,000,000

         (b)(A) In addition to the foregoing, to the extent that the amount of Capital Expenditures made by the Borrower and its Subsidiaries during any fiscal year of the Borrower set forth in the table in clause (a)(ii) of this Section
9.07 (exclusive, however, of Capital Expenditures made pursuant to Sections 9.07(c), (d), (e) and (f)) is less than the amount applicable to the respective fiscal year as set forth in such table (and without increasing any such amount set forth in such table by the amount of any additional amounts permitted to be spent in such fiscal year pursuant to this sentence), such amount may be carried forward and utilized to make Capital Expenditures in excess of the amount permitted in clause (a)(ii) above in the following fiscal year; provided that the aggregate amount expended on Capital Expenditures in any fiscal year set forth in such table shall not exceed 125% of the amount permitted to be made in such fiscal year as set forth in clause (a)(ii) of this Section 9.07.

         (B) In addition to the foregoing, to the extent that the amount of Capital Expenditures made by the Borrower and its Subsidiaries during the period from April 1, 2000 through March 31, 2002 (exclusive, however, of Capital Expenditures made pursuant to Sections

9.07(c), (d), and (e)) is less than $218,500,000, such amount may be carried forward and thereafter utilized to make additional Capital Expenditures.

         (c) In addition to the foregoing, the amount of Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale, or sale of assets permitted pursuant to Section 9.02(vii), may be reinvested in replacement assets within 18 months following the date of such Asset Sale or sale of assets to the extent such Net Sale Proceeds are not required to be applied pursuant to Section 4.02(b), and, to the extent so reinvested, shall not count as Capital Expenditures for purposes of determining compliance with clauses (a) and (b) of this Section 9.07.

         (d) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with (i) the cash proceeds of any issuance of equity by Holdings (other than the first $100,000,000 of gross cash proceeds received from the Holdings IPO) and (ii) common stock of Holdings or Qualified Preferred Stock of Holdings.

         (e) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures in an amount equal to the amount by which Consolidated EBITDA for any fiscal year of the Borrower exceeded Consolidated EBITDA for such fiscal year as set forth in the Projections.

         (f) In addition to the foregoing, during the Borrower's fiscal years ending March 31, 2003, 2004 and 2005, the Borrower and its Subsidiaries may make additional Capital Expenditures constituting Permitted Section 9.02(viii) Acquisitions or investments made pursuant to Section 9.05(xii) and (xiv) so long as the aggregate amount thereof during such fiscal years does not exceed $20,000,000, $35,000,000 and $50,000,000, respectively.

         (g) Notwithstanding anything above in this Section 9.07 to the contrary, in no event may the Borrower or any of its Subsidiaries make Capital Expenditures pursuant to any single transaction (or series of related transactions) which exceeds $75,000,000 (subject to any additional restrictions or limitations set forth in Section 9.02(viii)). In addition, nothing in this
Section 9.07 shall permit either (i) a Permitted Section 9.02(viii) Acquisition that is not otherwise permitted under Section 9.02(viii) or (ii) an investment that is not otherwise permitted under Section 9.05(xii) or (xiv).

         9.08 Consolidated EBITDAR to Total Interest Expense. Holdings will not permit the ratio of (i) Consolidated EBITDAR to (ii) the sum of Total Interest Expense plus all lease expenses for such Test Period associated with the Synthetic Leases for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

             Period                         Ratio
         -------------                    ---------
         June 30, 2000                    2.00:1.00
         September 30, 2000               2.00:1.00
         December 31, 2000                2.00:1.00

             Period                         Ratio
         -------------                    ---------
         March 31, 2001                   2.15:1.00
         June 30, 2001                    2.15:1.00
         September 30, 2001               2.20:1.00
         December 31, 2001                2.20:1.00

         March 31, 2002                   2.30:1.00
         June 30, 2002                    2.30:1.00
         September 30, 2002               2.35:1.00
         December 31, 2002                2.35:1.00

         March 31, 2003                   2.40:1.00
         June 30, 2003                    2.40:1.00
         September 30, 2003               2.45:1.00
         December 31, 2003                2.45:1.00

         March 31, 2004                   2.50:1.00
         June 30,  2004 and the           2.50:1.00
         last day of each fiscal
         quarter thereafter

         9.09 Maximum Leverage Ratio. Holdings will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:


             Period                                              Ratio
         -------------                                           ---------
         Effective Date                                          5.75:1.00
         Through and including June 30, 2000

         July 1, 2000                                            5.75:1.00
         Through and including September 30, 2000

         October 1, 2000                                         5.75:1.00
         Through and including December 31, 2000

         January 1, 2001                                         5.50:1.00
         Through and including March 31, 2001

         April 1, 2001                                           5.50:1.00
         Through and including June 30, 2001

         July 1, 2001                                            5.35:1.00
         Through and including September 30, 2001

             Period                                                Ratio
         -------------                                           ---------
         October 1, 2001                                         5.35:1.00
         Through and including December 31, 2001

         January 1, 2002                                         5.25:1.00
         Through and including March 31, 2002

         April 1, 2002                                           5.25:1.00
         Through and including June 30, 2002

         July 1, 2002                                            5.15:1.00
         Through and including September 30, 2002

         October 1, 2002                                         5.15:1.00
         Through and including December 31, 2002

         January 1, 2003                                         4.75:1.00
         Through and including March 31, 2003

         April 1, 2003                                           4.75:1.00
         Through and including June 30, 2003

         July 1, 2003                                            4.50:1.00
         Through and including September 30, 2003

         October 1, 2003                                         4.50:1.00
         Through and including December 31, 2003

         January 1, 2004                                         4.25:1.00
         Through and including March 31, 2004

         April 1, 2004                                           4.25:1.00
         Through and including June 30, 2004

         July 1, 2004                                            4.00:1.00
         Through and including September 30, 2004

         October 1, 2004                                         4.00:1.00
         Through and including December 31, 2004

         January 1, 2005                                         3.75:1.00
         Through and including March 31, 2005

         9.10 Maximum Senior Secured Leverage Ratio. Holdings will not permit the Senior Secured Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

             Period                                                 Ratio
         -------------                                            ---------
         Effective Date                                           3.75:1.00
         Through and including June 30, 2000

         July 1, 2000                                             3.75:1.00
         Through and including September 30, 2000

         October 1, 2000                                          3.75:1.00
         Through and including December 31, 2000

         January 1, 2001                                          3.00:1.00
         Through and including March 31, 2001

         April 1, 2001                                            3.00:1.00
         Through and including June 30, 2001

         July 1, 2001                                             2.85:1.00
         Through and including September 30, 2001

         October 1, 2001                                          2.85:1.00
         Through and including December 31, 2001

         January 1, 2002                                          2.75:1.00
         Through and including March 31, 2002

         April 1, 2002                                            2.75:1.00
         Through and including June 30, 2002

         July 1, 2002                                             2.65:1.00
         Through and including September 30, 2002

         October 1, 2002                                          2.65:1.00
         Through and including December 31, 2002

         January 1, 2003                                          2.50:1.00
         Through and including March 31, 2003

         April 1, 2003                                            2.50:1.00
         Through and including June 30, 2003

             Period                                              Ratio
         -------------                                           ---------
         July 1, 2003                                             2.35:1.00
         Through and including September 30, 2003

         October 1, 2003                                          2.35:1.00
         Through and including December 31, 2003

         January 1, 2004                                          2.25:1.00
         Through and including March 31, 2004

         April 1, 2004                                            2.25:1.00
         Through and including June 30, 2004

         July 1, 2004                                             2.25:1.00
         Through and including September 30, 2004

         October 1, 2004                                          2.25:1.00
         Through and including December 31, 2004

         January 1, 2005                                          2.25:1.00
         Through and including March 31, 2005

         9.11 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Holdings will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Borrower Senior Discount Notes (except the Borrower may redeem or repurchase up to 35% of the Borrower Senior Discount Notes outstanding on the Effective Date, which redemption or repurchase shall be on terms and conditions reasonably satisfactory to the Administrative Agent), (ii) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness or the Borrower Senior Discount Notes (it being understood, however, that Holdings and its Subsidiaries may amend or modify the Borrower Senior Discount Notes to the extent the trustee of the respective note can approve such amendment or modification without obtaining the consent of the holders of such note) or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto or the Synthetic Lease Financing Documents, (iii) make (or give any notice in respect of) any voluntary or optional payment or prepayment of its lease obligations under the Synthetic Lease Financing Documents or any other Equipment Financing Transaction (other than in connection with (x) the refinancing of all obligations thereunder or (y) the disposition of the assets relating thereto), or (iv) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation, other than in connection with the issuance of Qualified Preferred Stock or Disqualified Preferred Stock) or By-Laws or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock unless such amendment, modification, change or other action contemplated by this clause (iv) could not reasonably be determined to be adverse to the Lenders.

         9.12 Limitation on Certain Restrictions on Subsidiaries. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) the Borrower Senior Note Documents and agreements evidencing Existing Indebtedness, (vi) Foreign Subsidiary Indebtedness, (vii) the Synthetic Lease Financing Documents, (viii) restrictions on the transfer of any asset subject to a Lien permitted by Sections 9.01(vii), (viii), (x), (xiv), (xv) and
(xvi) so long as such restrictions only apply to the assets subject to such Liens, and (ix) restrictions which are imposed on any Subsidiary of the Borrower acquired pursuant to a Permitted Section 9.02(viii) Acquisition or pursuant to an investment in a Person which, upon the making of such an investment, will become a new Subsidiary pursuant to Section 9.05(xii) or (xiv), in either case to the extent that such restrictions are set forth in any existing Indebtedness permitted to be assumed in connection with such Permitted Section 9.02(viii) Acquisition or such investment and so long as such restrictions are not applicable to any Subsidiary of the Borrower other than the Subsidiary being acquired and such restrictions were not created or imposed in connection with, or in anticipation or contemplation of, such Permitted Section 9.02(viii) Acquisition or such investment.

         9.13 Limitation on Issuance of Capital Stock. (a) Holdings will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock other than Qualified Preferred Stock of Holdings or (ii) any redeemable common stock other than common stock that is redeemable at the sole option of Holdings or such Subsidiary.

         (b) Holdings shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law and (iv) capital stock issued by newly created or acquired Subsidiaries, in accordance with the other requirements of this Agreement.

         9.14 Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which the Borrower is engaged on the Effective Date and reasonable extensions thereof and businesses ancillary thereto.

         9.15 Limitation on Creation of Subsidiaries and Entering into Partnerships and Joint Ventures. (a) Holdings shall not establish, create or acquire any additional Subsidiaries provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish, create and acquire Subsidiaries otherwise in compliance with this Agreement, so long as any such new Subsidiary (other than (i) a Foreign Subsidiary except as otherwise provided in Section 8.12 and (ii) a non-Wholly-Owned Domestic Subsidiary to the extent provided in Section 8.11(d)) (x) executes and delivers to the Administrative Agent a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, (y) takes all actions required pursuant to Section 8.11, and/or (z) executes and delivers, or causes to be executed and delivered, to the Administrative Agent all other relevant documentation of the type described in
Section 5 as such Subsidiary would have to deliver if such new Subsidiary were a Credit Party on the Effective Date.

         (b) Holdings will not, and will not permit any of its Subsidiaries to, enter into any partnerships or joint ventures, except to the extent permitted under Sections 9.05(viii), (xii) and (xiv).

         9.16 Special Purpose Corporation. (a) Holdings shall not engage in any business activities other than the ownership of the capital stock of the Borrower, the issuance of Qualified Preferred Stock, and the execution, delivery and performance of the Documents. In no event shall Holdings be permitted to incur or suffer to exist any Indebtedness on, or create or suffer to exist any Liens on, its assets; provided that Holdings may engage in any necessary activity with respect to (i) the maintenance of its corporate or trust existence and compliance with applicable law, (ii) accounting, legal, public relations, investor relations, financial or management activities (including the employment of employees, counsel, accountants, consultants, bankers, advisors or other professionals in connection with any of the foregoing activities), and (iii) entering into, performing its obligations and exercising its rights under the Documents to which it is a party.

         (b) Holdings shall have no Subsidiaries other than the Borrower and its Subsidiaries.

         SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

         10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing (to the extent the Borrower has knowledge that such Unpaid Drawings are past due) or any Fees or (iii) default, and such default shall continue unremedied for ten or more Business Days, in the payment of any other amounts owing hereunder or thereunder; or

         10.02 Representations, etc. Any representation or warranty made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative

Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made as provided in
Section 7; or

         10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g)(i) or 8.08 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the Borrower by the Administrative Agent or the Required Lenders; or

         10.04 Default Under Other Agreements. Holdings or any of its Subsidiaries shall (A) (i) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Notes) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, or (B) (i) default in any payment of any Operating Lease Obligations beyond the period of grace, if any, provided in the instrument or agreement under which such Operating Lease Obligations were created or (ii) default in the observance or performance of any agreement or condition relating to any Operating Lease Obligations or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Operating Lease Obligations (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Operating Lease Obligations to become due or prepayable prior to its stated maturity, or (iii) any Operating Lease Obligations of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required payment, prior to the stated maturity thereof; provided that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness and Operating Lease Obligations as described in preceding clauses
(A) and (B) is at least $4,000,000; or

         10.05 Bankruptcy, etc. Holdings or any of its Significant Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Significant Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Significant Subsidiaries, or Holdings or any of its Significant Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Significant Subsidiaries, or there is commenced against Holdings or any of its Significant Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Holdings or any of its Significant Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Significant Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Significant Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Significant Subsidiaries for the purpose of effecting any of the foregoing; or

         10.06 ERISA. (a)(i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, (ii) a Reportable Event shall have occurred, (iii) a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, (iv) any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, (v) any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, (vi) any Plan shall have an Unfunded
Current Liability, (vii) a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, (viii) Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or (ix) on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or (ix) Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole; or

         10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (other than Collateral with a value not to exceed $1,000,000), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or Holdings or any of its Subsidiaries shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default, other than with respect to Sections [2.4 and 2.5] of the Security Agreement (in which case an Event of Default shall immediately exist without the giving of any notice), shall continue unremedied for a period of 30 days after written notice thereof to the Borrower from the Administrative Agent or the Required Lenders; or

         10.08 Subsidiaries Guaranty. At any time after the execution and delivery thereof, (x) the Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, (y) if any Subsidiary Guarantor or Person acting by or on behalf of any Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty, or (z) any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

         10.09 Judgments. One or more judgments or decrees shall be entered against Holdings or any Subsidiary of Holdings involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $4,000,000; or

         10.10 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against the Borrower (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

         SECTION 11. Definitions and Accounting Terms.

         11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Additional Security Documents" shall have the meaning provided in
Section 8.11.

         "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

         "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less the sum of the amount of all net non-cash gains (exclusive of items reflected in Adjusted Working Capital) included in arriving at Consolidated Net Income for such period.

         "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

         "Adjusted Percentage" shall mean (x) at a time when no Lender Default exists, for each Lender, such Lender's Percentage and (y) at a time when a Lender Default exists (i) for each Lender that is a Defaulting Lender, zero and
(ii) for each Lender that is a Non-Defaulting Lender, the percentage determined by dividing such Lender's Commitment at such time by the Adjusted

Total Commitment at such time, it being understood that all references herein to Commitments and the Adjusted Total Commitment at a time when the Total Commitment or Adjusted Total Commitment, as the case may be, has been terminated shall be references to the Commitments or Adjusted Total Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Lender's Adjusted Percentage shall change upon the occurrence of a Lender Default from that in effect immediately prior to such Lender Default if after giving effect to such Lender Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Lenders plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Lender Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Lender Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Lenders plus (ii) the aggregate outstanding principal amount of the Swingline Loans plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Commitment; and (C) if (i) a Non-Defaulting Lender's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Lender's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Lender Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Lender's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Lender plus such Lender's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equaling such Lender's Commitment at such time.

         "Adjusted Total Commitment" shall mean at any time the Total Commitment less the aggregate Commitments of all Defaulting Lenders.

         "Administrative Agent" shall mean Bankers Trust Company, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of
Section 9.06, an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of Holdings and any officer or director of Holdings or the Borrower. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

         "Alternate Currency" shall mean such foreign currencies which are readily convertible into Dollars and are acceptable to BTCo.

         "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of the Net Sale Proceeds from the related Asset Sale that the Borrower or its Subsidiaries intend to use to purchase, construct or otherwise acquire Reinvestment Assets.


         "Applicable Base Rate Margin" shall mean (i) for the period from the Effective Date through but not including the first Start Date after the Effective Date, 1.50%, and (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B), (C), (D), (E) or (F) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B), (C),
(D), (E) or (F) below, as the case may be, is met:

         (A) 2.00% if, but only if, as of the Test Date of such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be greater than 5.50:1.00;

         (B) 1.75% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 5.50:1.00 and greater than 5.00:1.00;

         (C) 1.50% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 5.00:1.00 and greater than 4.50:1.00;

         (D) 1.25% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 4.50:1.00 and greater than 4.00:1.00;

         (E) 1.00% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 4.00:1.00 and greater than 3.50:1.00; and

         (F) 0.75% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 3.00:1.00.


Notwithstanding anything to the contrary above in this definition, (i) in no event shall the Applicable Base Rate Margin be below 1.50% at any time prior to the delivery of the financial statements for Holdings' fiscal quarter ending September 30, 2000 (and to the extent that the Leverage Ratio would indicate pricing below 1.50%, the Applicable Base Rate Margin shall instead be 1.50%), and (ii) the Applicable Base Rate Margin shall be 2.00% at all times when a Default or an Event of Default shall exist.

         "Applicable Eurodollar Rate Margin" shall mean (i) for the period from the Effective Date through but not including the first Start Date after the Effective Date, 2.50%, and (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B), (C), (D), (E) or (F) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B), (C),
(D), (E) or (F) below, as the case may be, is met:

         (A) 3.00% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be greater than 5.50:1.00;

         (B) 2.75% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 5.50:1.00 and greater than 5.00:1.00;

         (C) 2.50% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 5.00:1.00 and greater than 4.50:1.00;

         (D) 2.25% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 4.50:1.00 and greater than 4.00:1.00;

         (E) 2.00% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 4.00:1.00 and greater than 3.50:1.00; and

         (F) 1.75% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 3.00:1.00.


Notwithstanding anything to the contrary above in this definition, (i) in no event shall the Applicable Eurodollar Rate Margin be below 2.50% prior to the delivery of the financial statements for Holdings' fiscal quarter ending September 30, 2000 (and to the extent that the Leverage Ratio would indicate pricing below 2.50%, the Applicable Eurodollar Rate Margin shall instead be 2.50%), and (ii) the Applicable Eurodollar Rate Margin shall be 3.00% at all times when a Default or an Event of Default shall exist.

         "Applicable Margin Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 8.01(b) or (c), as the case may be, and which shall end on the earlier of (i) the date of the actual delivery of the next financial statements pursuant to
Section 8.01(b) or (c), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 8.01(b) or (c), as the case may be, provided that the first Applicable Margin Period shall commence with the delivery of Holdings' financial statements for the Test Period ending on June 30, 2000.

         "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person (including by-way-of redemption by such Person) other than to Holdings or a Wholly-Owned Subsidiary of Holdings of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than (i) sales of assets pursuant to Sections 9.02(ii), (iii), (v), (vii) and (xii)(A) and (ii) sales of assets which individually, or together with related sales, do not exceed $500,000 per sale.

         "Asset Swap" shall have the meaning provided in Section 9.02(xiii).

         "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

         "Attributable Indebtedness" shall mean, at any time, with respect to Operating Lease Obligations (including the Synthetic Lease or any similar lease), the residual guaranty value in respect of such Operating Lease Obligations, which residual guaranty value equals 85% of the aggregate outstanding Operating Lease Obligations (other than the portion thereof attributable to interest) under the operating lease for such Operating Lease Obligations.

         "Bankruptcy Code" shall have the meaning provided in Section 10.05.

         "Base Rate" at any time shall mean the highest of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (ii) the Prime Lending Rate and (iii) 1/2 of 1% in excess of the Federal Funds Rate.

         "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) any other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

         "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

         "Borrower Senior Discount Note Indenture" shall mean the Indenture, dated as of February 20, 1998 between the Borrower and United States Trust Company of New York, as trustee.

         "Borrower Senior Discount Note Purchase Agreement" shall mean the Purchase Agreement, dated February 20, 1998, among the Borrower and the initial purchasers of Borrower Senior Discount Notes.

         "Borrower Senior Discount Notes" shall mean the Borrower's 9 7/8% Senior Discount Notes due 2008, which were issued pursuant to the Borrower Senior Discount Note Indenture.

         "Borrower Senior Discount Notes Consent Solicitation" shall have the meaning provided in Section 5.06(b).

         "Borrower Senior Note Documents" shall mean (i) the Borrower Senior Discount Notes, (ii) the Borrower Senior Discount Note Indenture, (iii) the Borrower Senior Discount Note Purchase Agreement and (iv) all other agreements, documents and instruments effectuating the foregoing and all amendments and exhibits to any of the foregoing.

         "Borrowing" shall mean the borrowing of one Type of Loan from all the Lenders (or from BTCo in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

         "BTCo" shall mean Bankers Trust Company or any successor thereto by merger or otherwise; provided that for purposes of issuing Letters of Credit hereunder, BTCo also shall include its affiliates, including but not limited to Deutsche Bank AG, New York Branch.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

         "Capital Expenditures" shall mean, for any period, without duplication,
(i) expenditures (including, without limitation, the aggregate amount of Capitalized Lease Obligations incurred during such period) made by the Borrower and its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements, replacements and capitalized lease repairs) during such period which would be reflected as additions to property, plant or equipment on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP and (ii) that portion of a Permitted Section
8.02 (viii) Acquisition made during such period which is attributable to the acquisition of fixed assets, plant and equipment and which would be reflected as additions to property, plant, or equipment on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

         "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. Corporation or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person, (v) Eurodollar certificates of deposit maturing within six months after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia or by any foreign bank, which is a Lender, or United States branches of foreign banks, and in any case having a combined capital and surplus of not less than $100,000,000, (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through
(v) above and (vii) investments made by Foreign Subsidiaries in local currencies in instruments issued by or with entities of such jurisdiction having correlative attributes to the foregoing.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

         "Change of Control" means (a)(i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or group or related persons, together with Affiliates thereof (other than the Permitted Investors), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 40% or more of the Voting Stock of Holdings (as determined on a fully diluted basis and measured by voting power rather than number of shares), or (ii) the Board of Directors of Holdings shall not consist of a majority of Continuing Directors, or (b) the Borrower shall cease to be a direct Wholly-Owned Subsidiary of Holdings or (c) a "Change of Control" or similar event shall occur under the Borrower Senior Note Documents.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purport to be granted) pursuant to any Security Document, including, without limitation, all Security Agreement Collateral, and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10 hereof.

         "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

         "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.05.

         "Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

         "Commitment Commission" shall have the meaning provided in Section 3.01(a).

         "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of Holdings and its Consolidated Subsidiaries.

         "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of Holdings and its Consolidated Subsidiaries at such time, but excluding the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

         "Consolidated Debt" shall mean, at any time, the sum of the aggregate outstanding principal amount of all Indebtedness for borrowed money, the amount of any unreimbursed drawings under any letter of credit (which have been unreimbursed for three or more days), the principal component of Capitalized Lease Obligations of Holdings and its Consolidated Subsidiaries and the Attributable Indebtedness for Operating Lease Obligations of Holdings and its Consolidated Subsidiaries.

         "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of Holdings and its Consolidated Subsidiaries, before Consolidated Net Interest Expense and provision for taxes and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

         "Consolidated EBITDAR" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

         "Consolidated Net Income" shall mean, for any period, net after tax income of Holdings and its Consolidated Subsidiaries for such period (after deduction for minority interests), provided that the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement or instrument applicable to such Subsidiary (other than restrictions permitted by clause (vi) or (ix) of Section 9.12).

         "Consolidated Net Interest Expense" shall mean, for any period, the total consolidated cash interest expense of Holdings and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Consolidated Subsidiaries representing the interest factor for such period, and any rental expense associated with any Operating Lease Obligations for such period, in each case net of the total consolidated cash interest income of Holdings and its Consolidated Subsidiaries for such period.

         "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States.

         "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Continuing Directors" shall mean the directors of Holdings on the Effective Date (after giving effect to the Holdings IPO) and each other director of Holdings if such other director's nomination or election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

         "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and each Security Document and the Subsidiaries Guaranty.

         "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

         "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

         "Debt Agreements" shall have the meaning provided in Section 5.05.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

         "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

         "Documents" shall mean the Credit Documents, the Repurchase Documents, the Refinancing Documents and Synthetic Lease Financing Documents.

         "Dollar Equivalent" shall mean, at any time of determination thereof, the amount of Dollars involved which could be purchased with the applicable amount of the Alternate Currency involved computed at the spot rate of exchange as quoted or utilized by the Administrative Agent on the date of determination thereof.

         "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

         "Domestic Joint Venture" shall have the meaning provided in Section 9.05(viii).

         "Domestic Subsidiary" shall mean each Subsidiary of the Borrower which is not a Foreign Subsidiary.

         "Drawing" shall have the meaning provided in Section 2.05(b).

         "Effective Date" shall have the meaning provided in Section 13.10.

         "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act) other than any such Person that is directly involved in a Permitted Business.

         "Employee Benefit Plans" shall have the meaning provided in Section
5.05.

         "Employment Agreements" shall have the meaning provided in Section
5.05.

         "End Date" shall mean, for any Applicable Margin Period, the last day of such Applicable Margin Period.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

         "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "Equipment Financing Transactions" shall mean any Capitalized Lease, Operating Lease, Purchase Money Indebtedness, and any sale-leaseback or other transactions consummated in connection therewith creating Capitalized Lease Obligations, Operating Lease Obligations or Purchase Money Indebtedness.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary of Holdings would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

         "Eurodollar Loan" shall mean each Loan (excluding Swingline Loans) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

         "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "Event of Default" shall have the meaning provided in Section 10.

         "Existing Credit Agreement" shall mean the Credit Agreement, dated as of February 20, 1998, among Holdings, the Borrower, the lending institutions party thereto, and BTCo, as Agent (as in effect on the Effective Date).

         "Existing Indebtedness" shall have the meaning provided in Section
7.22.

         "Existing Letter of Credit" shall have the meaning provided in Section 2.01(d).

         "Facing Fee" shall have the meaning provided in Section 3.01(c).

         "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

         "Foreign Joint Venture" shall mean any Joint Venture that involves a corporation, association, partnership, business trust or other business entity that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, any territory thereof or Canada.

         "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

         "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, or any territory thereof.

         "Foreign Subsidiary Indebtedness" shall have the meaning provided in
Section 9.04(xiii).

         "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to the Lenders, the Administrative Agent, the Issuing Lender and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

         "Guarantor" shall mean Holdings and each Subsidiary Guarantor.

         "Guaranty" shall mean and include the Holdings Guaranty and the Subsidiaries Guaranty.

         "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

         "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

         "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to
Section 14.

         "Holdings IPO" shall mean the Qualified Public Equity Offering described in Section 5.17(a).

         "Holdings Senior Discount Note Indenture" shall mean the Indenture, dated as of February 20, 1998 between the Borrower and United States Trust of New York, as trustee.

         "Holdings Senior Discount Note Purchase Agreement" shall mean the Purchase Agreement, dated February 20, 1998, among the Borrower and the initial purchasers of Holdings Senior Discount Notes.

         "Holdings Senior Discount Notes" shall mean Holdings 11 3/8% Senior Discount Notes due 2009, which will be issued pursuant to the Holdings Senior Discount Note Indenture.

         "Holdings Senior Note Documents" shall mean (i) the Holdings Senior Discount Notes, (ii) the Holdings Senior Discount Note Indenture, (iii) the Holdings Senior Discount Note Purchase Agreement and (iv) all other agreements, documents and instruments effectuating the foregoing and all amendments and exhibits to any of the foregoing.

         "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided, that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of the fair market value of the property to which such Lien relates as determined in good faith by such Person and the stated amount of such Indebtedness), (iv) Capitalized Lease Obligations,
(v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

         "Indebtedness to be Refinanced" shall mean all indebtedness set forth in Schedule VII.

         "Insignificant Foreign Subsidiary" shall mean any Foreign Subsidiary whose assets represent less than 10% of the total value of all assets owned by the Borrower and its Subsidiaries.

         "Intercompany Loan" shall have the meaning provided in Section
9.05(xi).

         "Intercompany Note" shall mean a promissory note, in the form of Exhibit L, evidencing Intercompany Loans.

         "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

         "Interest Period" shall have the meaning provided in Section 1.09.

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

         "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to BTCo and otherwise permitted to exist pursuant to the terms of this Agreement.

         "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "Lender" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to Section 1.13 or 13.04(b).

         "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(a) or 1.01(c) or Section 2.

         "Letter of Credit" shall have the meaning provided in Section 2.01(a).

         "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

         "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

         "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

         "Leverage Ratio" shall mean, at any time, the ratio of (i) Consolidated Debt at such time to (ii) Consolidated EBITDAR for the Test Period then most recently ended.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Loan" shall mean each Revolving Loan and each Swingline Loan.

         "Management Agreements" shall have the meaning provided in Section
5.05.

         "Mandatory Borrowing" shall have the meaning provided in Section
1.01(c).

         "Margin Stock" shall have the meaning provided in Regulation U.

         "Maturity Date" shall mean May 30, 2005.

         "Maximum Swingline Amount" shall mean $10,000,000.

         "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the taxes paid or payable by Holdings' consolidated group as a result of such sale and appropriate amounts to be provided by Holdings or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Holdings or any of its Subsidiaries, after such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations with such Asset Sale (it being understood, however, that, to the extent such reserves are released or reduced, an amount equal to such release or reduction shall be required to be applied as a mandatory repayment or mandatory commitment reduction in accordance with Sections 3.03 and 4.02).

         "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

         "Note" shall mean each Revolving Note and the Swingline Note.

         "Notice of Borrowing" shall have the meaning provided in Section 1.03.

         "Notice of Conversion" shall have the meaning provided in Section 1.06.

         "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, M.S. 2344, New York, New York 10006, Attention:
Marcus Tarkington, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

         "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

         "Operating Lease" shall mean, as to any Person, all leases of inventory, equipment and Real Property which are not Capitalized Leases.

         "Operating Lease Obligations" shall mean, as to any Person, all obligations as lessee under Operating Leases (other than Capital Leases).

         "Other Hedging Agreement" shall mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against the fluctuations in currency values.

         "Participant" shall have the meaning provided in Section 2.04(a).

         "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time, provided that if the Percentage of any Lender is to be determined after the Total Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

         "Permitted Business" shall mean the business in which the Borrower is engaged on the Effective Date and reasonable extensions thereof.

         "Permitted Countries" shall mean Argentina, Bolivia, Brazil, Chile, Colombia, Mexico, Panama, Paraguay, Peru, Uruguay, Venezuela, Australia, Bangladesh, Cambodia, India, Indonesia, Malaysia, Myanmar, New Zealand, Pakistan, Thailand, Vietnam and Caymen.

         "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

         "Permitted Investors" shall mean (x) Castle Harlan Partners III L.P., Castle Harlan, Inc. and employees, management and directors of, and persons owning accounts managed by, any of the foregoing and their respective Affiliates (including, without limitation, Holdings and the Borrower) and (y) other investors reasonably satisfactory to the Administrative Agent and the Required Lenders.

         "Permitted Liens" shall have the meaning provided in Section 9.01.

         "Permitted Section 9.02(viii) Acquisition" shall have the meaning provided in Section 9.02(viii).

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "Pledge Agreement" shall have the meaning provided in Section 5.08.

         "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

         "Pledged Securities" shall mean all "Pledged Securities" as defined in the Pledge Agreement.

         "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

         "Projections" shall mean the projections prepared by the Borrower in connection with the Holdings IPO, the Repurchase and the Synthetic Lease Financing, and furnished to the Lenders on or about April 26, 2000.

         "Purchase Money Indebtedness" shall mean Indebtedness, the proceeds of which are used to finance the acquisition, construction or improvement of inventory, equipment or other property in the ordinary course of business.

         "Qualified Preferred Stock" shall mean the preferred stock of Holdings so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before February 28, 2006 other than any such provision which is comparable to a provision in the preferred stock of Holdings outstanding prior to the Effective Date, (ii) do not require the cash payment of dividends before February 28, 2006, (iii) do not contain any covenants other than those covenants of the type (but no more restrictive than those) set forth in the preferred stock of Holdings outstanding prior to the Effective Date and (iv) are otherwise reasonably satisfactory to the Administrative Agent.

         "Qualified Public Equity Offering" means a bona fide underwritten sale to the public of common stock of Holdings pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

         "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Effective Date.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

         "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

         "Refinancing Documents" shall mean all agreements and documents related to the Refinancing.

         "Refinancings" shall mean the repayment in full by the Borrower of the Indebtedness to be Refinanced.

         "Regulations D, T, U and X" shall mean Regulations D, T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successors to all or a portion thereof.

         "Reinvestment Asset" shall have the meaning provided in Section
4.02(b).

         "Reinvestment Election" shall have the meaning provided in Section 4.02(b).

         "Reinvestment Notice" shall mean a written notice signed by the President or any Vice President of the Borrower stating that the Borrower or its respective Subsidiary, in good faith, intends and expects to use all or a specified portion of the Net Sale Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

         "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

         "Replaced Lender" shall have the meaning provided in Section 1.13.

         "Replacement Lender" shall have the meaning provided in Section 1.13. "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under PBGC Regulation
Section 4043.

         "Repurchase" shall have the meaning provided in Section 5.17(a).

         "Repurchase Documents" shall mean and include all agreements governing, or relating to, the Repurchase and the Holdings IPO.

         "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than fifty percent of the sum of the Adjusted Total Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders, and the aggregate Adjusted Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

         "Restricted Countries" shall mean Bolivia, Colombia, Venezuela, Bangladesh, Cambodia, Indonesia, Malaysia, Myanmar, Pakistan and Vietnam; provided that a Restricted Country shall cease to be a Restricted Country with respect to any Investment in the event that the Borrower has obtained (and maintains in full force and effect) political risk insurance in amounts, and on terms and conditions, reasonably satisfactory to the Administrative Agent.

         "Returns" shall have the meaning provided in Section 7.09.

         "Revolving Loan" shall have the meaning provided in Section 1.01(a)

         "Revolving Note" shall have the meaning provided in Section 1.05(a).

         "SEC" shall have the meaning provided in Section 8.01(h).

         "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

         "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Security Agreement" shall have the meaning provided in Section 5.09.

         "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

         "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement and, after the execution and delivery thereof, each Additional Security Document.

         "Senior Secured Consolidated Debt" shall mean all Consolidated Debt (including any Foreign Subsidiary Indebtedness) which is secured by any of the assets of Holdings and its Subsidiaries and which is not by its terms contractually subordinated to any other Indebtedness of Holdings and its Subsidiaries.

         "Senior Secured Leverage Ratio" shall mean, at any time, the ratio of
(i) the sum of (without duplication) (x) Senior Secured Consolidated Debt at such time plus (y) an amount equal to the Attributable Indebtedness in respect of Operating Lease Obligations at such time to (ii) Consolidated EBITDAR for the Test Period then most recently ended.

         "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

         "Significant Subsidiary" shall mean, as to any Person, all Subsidiaries of such Person other than its Insignificant Foreign Subsidiaries.

         "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

         "Start Date" shall mean, with respect to any Applicable Margin Period, the first day of such Applicable Margin Period.

         "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met); provided that the "Stated Amount" of each Letter of Credit denominated in an Alternate Currency shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in such Alternate Currency thereunder (determined without regard to whether any conditions to drawing could then be met).

         "Subsidiaries Guaranty" shall have the meaning provided in Section
5.10.

         "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

         "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower (other than a Foreign Subsidiary except to the extent otherwise provided in Section 8.12) that is or becomes a party to the Subsidiaries Guaranty.

         "Swingline Expiry Date" shall mean, at any time, the date which is two Business Days prior to the Maturity Date.

         "Swingline Loan" shall have the meaning provided in Section 1.01(b).

         "Swingline Note" shall have the meaning provided in Section 1.05(a).

         "Synthetic Lease Financing" shall mean the lease financing transaction contemplated by the Synthetic Lease Financing Documents.

         "Synthetic Lease Financing Agreement" shall mean the Participation Agreement, dated as of May 30, 2000, among the Borrower, as lessee, Holdings, as guarantor, Wilmington Trust Company, as trustee, Deutsche Bank AG, New York Branch, as owner participant, and Bankers Trust Company, as Administrative Agent.

         "Synthetic Lease Financing Documents" shall mean the Synthetic Lease Financing Agreement, the other Operative Documents (as defined in the Synthetic Lease Financing Agreement) and all other documents executed and delivered in connection with the Synthetic Lease Financing, as in effect on the Effective Date and as same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Synthetic Lease Guaranty" shall mean the guaranty provided by Holdings of the obligations and liabilities of the Borrower under the Synthetic Lease Financing, which guaranty shall be unsecured and otherwise be in form and substance satisfactory to the Administrative Agent.

         "Synthetic Leases" shall mean all lease transactions entered into by the Borrower pursuant to the Synthetic Lease Financing Agreement and the other Synthetic Lease Financing Documents.

         "Tax Benefit" shall have the meaning provided in Section 4.04(c).

         "Taxes" shall have the meaning provided in Section 4.04(a).

         "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of Holdings ended immediately prior to such date.

         "Test Period" shall mean each period of four consecutive fiscal quarters of Holdings then last ended (in each case taken as one accounting period).

         "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders.

         "Total Interest Expense" shall mean, for any period, the total consolidated cash interest expense (net of cash interest income) of Holdings and its Consolidated Subsidiaries for such period (including, without limitation, the interest expense associated with Capitalized Lease Obligations).

         "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

         "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

         "United States" and "U.S." shall each mean the United States of America.

         "Unpaid Drawing" shall have the meaning provided for in Section
2.05(a).

         "Unutilized Commitment" with respect to any Lender, at any time, shall mean such Lender's Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender's Adjusted Percentage of the Letter of Credit Outstandings.

         "Voting Stock" of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         SECTION 12. The Administrative Agent.

         12.01 Appointment. The Lenders hereby designate Bankers Trust Company as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include Bankers Trust Company in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

         12.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative

Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

         12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Credit Parties and their Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

         12.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

         12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

         12.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Parties the Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

         12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that any Non-Defaulting Lender is deemed to be acceptable to the Borrower).

         (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

         (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

         SECTION 13. Miscellaneous.

         13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay within 15 days following written demand by the Administrative Agent (other than any payments due on the Effective Date, which the Borrower shall pay on such date) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Administrative Agent's local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, for each of the Lenders); (ii) pay within 15 days following written demand by the Administrative Agent (other than any payments due on the Effective Date, which the Borrower shall pay on such date) and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent and each Lender, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Synthetic Lease Financing) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim in connection with Holdings, any of its Subsidiaries or their business or operations or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at such Credit Party's address specified opposite its signature below; if to any Lender, at its address specified opposite its name on Schedule VIII below; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

         13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

         (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (ii) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iii) the consent of the Administrative Agent and the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (which consents shall not be unreasonably withheld), provided that the consent of the Borrower shall not be required at any time that an Event of Default has occurred and is continuing, and the consent of BTCo shall be required in connection with any assignment of all or a portion of any Commitment, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) promptly after such assignment, the Borrower shall have received from the Administrative Agent notice of any such assignment, together with the copy of the Assignment and Assumption Agreement relating thereto. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower in the case of a Lender described in clause (ii) or (iv) of Section 4.04(b), the forms described in such clause (ii) or (iv), as the case may be. To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this
Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

         (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

         13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Holdings or any other Credit Party and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

         13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective percentages, if any, of the Obligations with respect to which such payment was received.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

         13.07 Calculations; Computations; Accounting Terms. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that, except as otherwise specifically provided herein, all computations and all definitions used in determining compliance with Sections 9.07 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements (except that overhaul expenses will be capitalized instead of expensed) delivered to the Lenders pursuant to Section 7.05(a) (including, in any event, that (i) all obligations in respect of the Borrower Senior Discount Notes shall be treated as obligations in respect of Indebtedness, (ii) all expenses incurred in connection with the consummation of the Synthetic Lease Financing, the Repurchase and the Borrower Senior Discount Notes Consent Solicitation shall be ignored for purposes of such calculations and (iii) any recharacterization, after the Effective Date, of the prepayment penalties paid in connection with the Refinancings as expenses shall be ignored for purposes of such calculations).

         (b) All computations of (i) interest on Eurodollar Loans, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days and (ii) interest on Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day, except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

         (c) For purposes of this Agreement, the Dollar Equivalent of (i) each Letter of Credit denominated in an Alternate Currency shall be calculated on the date when such Letter of Credit is issued or any disbursements thereunder are reimbursed and (ii) all outstanding Letters of Credit denominated in an Alternate Currency shall also be calculated (x) on the second Business Day of each month and (y) at such other times as designated by the Administrative Agent. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Borrower, it being understood that until such notice is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Borrower by the Administrative Agent. The Administrative Agent shall promptly notify the Borrower and the Lenders of each such determination of the Dollar Equivalent.

         13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF HOLDINGS AND THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF

THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

         (b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

         13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) all of the conditions provided in Section 5 have been satisfied or waived and (ii) Holdings, the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

         13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         13.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with

Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification that is not agreed to by each Lender directly affected thereby to the financial definitions in this Agreement or to
Section 13.07(a) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification would otherwise actually result in such a reduction, so long as the primary purpose (as determined in good faith by the Borrower and the Administrative Agent) of the respective amendment or modification was not to decrease the pricing pursuant to this Agreement), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12 (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included under this Agreement to provide the Lenders with customary similar or additional rights of consent), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Commitments are included on the Effective
Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (w) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender),
(x) without the consent of BTCo, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (y) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 as same applies to such Administrative Agent or any other provision as same relates to the rights or obligations of such Administrative Agent or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

         (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause
(a)(i) through (v), inclusive, of this Section 13.12, the consent of the Required Lenders is obtained but the consent of one or more of other Lenders whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the with-holding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

         13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

         13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

         13.15 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections 1.10 and 2.06 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under the respective such Section within 180 days after the later of (x) the date the Lender incurs the respective increased costs, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10 or 2.06, as the case may be, to the extent the costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10 or 2.06, as the case may be. Furthermore, no Lender shall be entitled to compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under Section 1.10 or 2.06 unless at the time it is the policy or general practice of such Lender to request compensation for comparable costs or reductions, if any, in similar circumstances, if any, under comparable provisions of other credit agreements for comparable customers (unless specific facts or circumstances applicable to the Borrower or the transactions contemplated by this Agreement would alter the application of such policy or general practice). This Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.10 and 2.06.

         13.16 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16.

         13.17 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.17, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.17 to the same extent as such Lender) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Lenders in writing as confidential, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.17(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal Reserve Board, the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.17.

         (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.17 to the same extent as such Lender).

         SECTION 14. Holdings Guaranty.

         14.01 Guaranty. In order to induce the Administrative Agent, the Collateral Agent, the Issuing Lender and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Interest Rate Protection Agreements or Other Hedging Agreements, Holdings hereby agrees with the Guaranteed Creditors as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally and irrevocably promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent or the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

         14.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

         14.03 Nature of Liability. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         14.04 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

         14.05 Authorization. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower, other Credit Parties or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

         14.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Holdings or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         14.07 Subordination. Any indebtedness of the Borrower now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any such indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

         14.08 Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

         (b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Administrative Agent and the Lenders shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

         (c) Holdings hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in California, Holdings shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing Holdings' or any Guaranteed Creditor's right to proceed against the Borrower or any other guarantor of the Guaranteed Obligations. In accordance with Section 2856 of the California Civil Code, Holdings hereby waives:

          (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Holdings by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code;

          (ii) all rights and defenses that Holdings may have because the Guaranteed Obligations are secured by Real Property located in California. This means, among other things: (A) the Guaranteed Creditors may collect from Holdings without first foreclosing on any real or personal property collateral pledged by the Borrower or any other Credit Party; and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by the Borrower or any other Credit Party, (1) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from Holdings even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right Holdings may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Holdings may have because the Guaranteed Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure; and

          (iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed Holdings' rights of subrogation and reimbursement against the Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

         Holdings warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

         14.09 Nature of Liability. It is the desire and intent of Holdings and the Guaranteed Creditors that this Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holdings obligations under this Guaranty shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.


                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:


4440 Brittmoore                     UNIVERSAL COMPRESSION HOLDINGS, INC.
Houston, Texas  77041
Attn.:  President
Tel:  (713) 335-7000
Fax:  (713) 466-6720                By /s/ RICHARD FITZGERALD
                                       ----------------------------------------
                                       Title: Chief Financial Officer


                                    UNIVERSAL COMPRESSION, INC.


                                    By /s/ RICHARD FITZGERALD
                                       ----------------------------------------
                                       Title: Chief Financial Officer


                                    BANKERS TRUST COMPANY,
                                      Individually and as Administrative Agent


                                    By /s/ MARCUS TARKINGTON
                                       ----------------------------------------
                                       Title: Director

                                           FIRST UNION NATIONAL BANK



                                           By:  /s/ ROBERT R. WETTEROFF
                                              ---------------------------------
                                              Title: Senior Vice President



                                           BANK ONE, N.A.



                                           By:  /s/ J. CHARLES FREEL, JR.
                                              ---------------------------------
                                              Title: First Vice President

                                                                      SCHEDULE I



                                   COMMITMENTS

     Lender                                         Commitment
     ------                                         ----------
Bankers Trust Company                               $30,000,000
First Union National Bank                           $10,000,000
Bank One, N.A.                                      $10,000,000
TOTAL:                                              $50,000,000

                                                                    SCHEDULE II



                                      ERISA

                                      None.

                                                                   SCHEDULE III

                              Borrower Subsidiaries

                                          Borrower Percentage
                Name                           Ownership                         Direct Owner
----------------------------------    ------------------------     ------------------------------------------
Universal Compression
International, Inc.                              100%              Universal Compression, Inc.
----------------------------------    ------------------------     ------------------------------------------

Universal Compression
International, Ltd.                              100%              Universal Compression International, Inc.
----------------------------------    ------------------------     ------------------------------------------

Universal Compression Finance
Company, Ltd.                                    100%              Universal Compression International, Ltd.
----------------------------------    ------------------------     ------------------------------------------

Universal Compression of Colombia,
Ltd.                                             100%              Universal Compression International, Ltd.
----------------------------------    ------------------------     ------------------------------------------

Uniwhale, Ltd.                                                     50% Universal Compression of Colombia,
                                                  75%              Ltd.;

                                                                   25% Universal Compression International,
                                                                   Ltd.
----------------------------------    ------------------------     ------------------------------------------

Universal Compression de Venezuela
Unicom, C.A.                                     100%              Universal Compression, Inc.*
----------------------------------    ------------------------     ------------------------------------------

Universal Compression PTY Ltd.
(Australia)                                      100%              Universal Compression, Inc.*
----------------------------------    ------------------------     ------------------------------------------

Universal Compression de Mexico,                                   99% Universal Compression International,
S.A. de C.V.                                     100 %             Inc.;

                                                                   1% Universal Compression, Inc.
----------------------------------    ------------------------     ------------------------------------------



----------

* To be dividended to Universal Compression International, Inc. or Universal Compression International, Ltd.

                                                                    SCHEDULE VI

                              Existing Indebtedness

                                 Debt Agreements

                                                          Aggregate
                Document                                Principal Amount                     Obligor(s)
-------------------------------------------------   ------------------------     ------------------------------------------
Synthetic Lease Facility                               $200,000,000                 Borrower (lessee)
                                                       (permitted)                  Holdings (guarantor)

Lease Agreement dated as of July 19, 1999              to be paid off promptly      Borrower (grantor) Universal
between Societe Generale Financial Corporation         following the Effective      Compression International, Ltd.
as lessor and Universal Compression                    Date and prior to any        (lessee), Uniwhale de Colombia
International, Ltd. as lessee and related              borrowing under the Credit   (EU (sublesee) and Uniwhale Ltd.
documents                                              Agreement                    (joint venturer)

Master Lease Agreement dated as of July 19, 1999       $5,000,000                   Borrower (lessee)
between GE Capital Fleet Services and Universal
Compression, Inc.


                             Contingent Obligations

               Document                                                                    Obligor(s)
-------------------------------------------------                                ------------------------------------------
Purchase Price Adjustment Agreement                                                       Borrower, Holdings
dated as of September 18, 1997 among
Holdings, the Borrower and Tidewater Inc.

Acuerdo dated as of November 23, 1998 between                                             Borrower
Empresa Colombiana de Gas-ECOGAS and Borrower

Miscellaneous performance bonds,                                                          Borrower, Holdings,
performance guaranties and similar                                                        Subsidiaries
Contingent Obligations none of which
constitute Indebtedness for borrowed
money and all of which are permitted under
Section 9.04.


All such Indebtedness may be extended, renewed or refinanced.

                                                                    SCHEDULE V


                                    Insurance

Universal Compression Holdings, Inc.
Schedule of Insurance Coverage
2000 Policy Term

TYPE OF                     INSURANCE                         LIMIT OF                     DEDUCTIBLES/            ANNUAL
COVERAGE                    COMPANY                           INSURANCE                    SIR                     PREMIUM
----------------------      ----------------------------      -------------------------    -----------------       --------------
Commercial Property         Reliance National Company of      $15,060,205 Blanket Limit    $5,000 Deductible       $45,163.65
                            Illinois                                                       each loss except:       Net incl. Tax
                                                              $10,000,000 Boiler &         $25,000 Deductible
                                                              Machinery                    Flood & Earthquake
                                                                                           $25,000 Deductible
                                                                                           Boiler & Machinery
                                                                                           12 hour waiting
                                                                                           period Off Premise
                                                                                           Power Interruption

                                                                                           8 hour waiting period
                                                                                           Service Interruption
----------------------      ----------------------------      -------------------------    -----------------       --------------
Commercial Property         RLI Insurance Company             $3,500,000 Blanket Limit     $250,000 Deductible

Policy term May 30,                                           All Risk, territory US       Repair or replacement
2000-2001                                                     and its possessions          (at actual cash value)
                                                              including Flood and
                                                              Earthquake
----------------------      ----------------------------      -------------------------    -----------------       --------------
Commercial General          Zurich American Insurance         $1,000,000 Each Occurrence   $250,000 BI & PD        $65,000.00 Net
Liability                   Group                                                          Deductible
                                                              $2,000,000 General           $5,000 Employee
                                                              Aggregate                    Benefits Deductible
----------------------      ----------------------------      -------------------------    -----------------       --------------
Commercial Umbrella         Lumbermens Mutual Casualty        $50,000,000 Each Occurrence  $10,000 SIR             $74,000.00 Net
                            Company                           $50,000,000 General
                                                              Aggregate
----------------------      ----------------------------      -------------------------    -----------------       --------------
Workers Compensation/       American Zurich Insurance         WC-Statutory Benefits                                $370,534.00
                            Company                                                                                Net incl. Tax
Employers Liability                                           EL - $1,000,000 Bodily
                                                              Injury
----------------------      ----------------------------      -------------------------    -----------------       --------------

                                                                    SCHEDULE V

Automobile Liability        American Guarantee and Liability  $1,000,000 BI & PD           $25,000 BI & PD        $103,252.54
                                                              Combined Single Limit        Deductible             Net incl. Tax
----------------------      ----------------------------      -------------------------    -----------------      ----------------
Foreign Package             ACE USA                                                                               $6,800.00 Net
 - Workers Compensation                                       State of Hire
 - Employers Liability                                        $1,000,000
 - General Liability                                          $1,000,000 Each Occurrence
                                                              /$2,000,000 General Aggregate
 - Automobile Liability                                       $1,000,000 BI & PD
                                                              Combined Single Limit
----------------------      ----------------------------      -------------------------    -----------------      ----------------
Political Risk Coverage     Chubb Group of Insurance          $41,000,000 Max. Policy                             $205,000.00 Net
                            Companies                         Limit
                                                              $21,000,000 Country Limit of
                                                              Liability - Colombia
                                                              $20,000,000 Country Limit of
                                                              Liability - Argentina
----------------------      ----------------------------      -------------------------    -----------------      ----------------
Payment Bond                Underwriters Indemnity Group                                                          $250.00

----------------------      ----------------------------      -------------------------    -----------------      ----------------
Directors & Officers        AIG (National Union)              $10,000,000 Aggregate                               $106,315.00 Net
Liability (including                                                                                                  for the term
Employment Practices                                                                                                     3/20/99 -
Liability)                                                                                                               6/30/00
----------------------      ----------------------------      -------------------------    -----------------      ----------------
Directors & Officers        AIG (National Union)              $10,000,000 Aggregate        Per Loss               $379,500.00
Liability (including                                                                       Deductible:            3 Year pre-paid
Employment Practices                                                                       $0 for                 premium
Liability)                                                                                 unindemnifiable
                                                                                           losses $150,000
                                                                                           for Securities
                                                                                           Claims, $75,000
                                                                                           for all other
                                                                                           claims
Policy term May 19,
2000 - 2003
----------------------      ----------------------------      -------------------------    -----------------      ----------------
Excess Directors &          XL                                $10,000,000 xs $10,000,000   Per Loss               $227,700.00 3
Officers                                                                                   Deductible:            Year pre-paid
                                                                                           Per Primary            premium
Policy Term May 19,
2000 - 2003
----------------------      ----------------------------      -------------------------    -----------------      ----------------

                                                                    SCHEDULE V

----------------------      ----------------------------      -------------------------    -----------------     -----------------
Employment Practices        AIG (National Union)              $5,000,000 Aggregate         Per Loss              $68,400.00 2 Year
Liability                                                                                  Deductible:                     pre-paid
                                                                                           $50,000                         premium
May 19, 2000 - 2002
----------------------      ----------------------------      -------------------------    -----------------      ----------------
Commercial Crime            Great American Insurance          $5,000,000 Per Loss                                 $7,479.85 Net
                            Company
----------------------      ----------------------------      -------------------------    -----------------      ----------------
Fiduciary Liability         Chubb Executive Risk              $3,000,000 Aggregate                                $3,315.00 Net
----------------------      ----------------------------      -------------------------    -----------------      ----------------

                                                                   SCHEDULE VI

                                 Existing Liens

1.   Liens created pursuant to the Synthetic Lease Financing Documents.

2. Equipment Lease, securing collateral consisting of commercial ice machines and ice bins in favor of Shackelford Incorporated, filed with the Secretary of State of Texas on June 15, 1998 and July 10, 1998 (# 122137, 140501).

3. Equipment purchase/consignment securing collateral consisting of all goods sold or consigned by Kaeser Compressors, Inc. to Universal Compression, Inc., and all proceeds derived therefrom in favor of Kaeser Compressors, Inc., filed with the Secretary of State of Texas on August 20, 1998 (#169345)

4. Master Lease Agreement dated as of July 19, 1999 between GE Capital Fleet Services and Universal Compression, Inc. securing collateral consisting of certain vehicles as more fully described in the agreement.

5. Lease Agreement dated as of July 19, 1999 between Societe Generale Financial Corporation and Universal Compression International, Ltd. and related documents securing collateral consisting of equipment described in Schedule A to the agreement.

All such Liens may be renewed or extended.

                                                                   SCHEDULE VII

                          Indebtedness to be Refinanced


1. Credit Agreement dated as of February 20, 1998 among Universal Compression Holdings, Inc., Universal Compression, Inc., the various lenders party thereto and Bankers Trust Company, as Agent, and the Loan Documents (as defined therein).

2. Letters of Credit listed on Schedule X hereto, issued pursuant to item 1 above.

3.   Holdings Senior Discount Notes.

                                                                  SCHEDULE VIII

                                LENDER ADDRESSES


Lender                                       Addresses
--------------------------                   ------------------
Bankers Trust Company                        130 Liberty Street
                                             M.S. 2344
                                             New York, New York  10006
                                             Attn.:  Marcus Tarkington
                                             Tel:  (212) 250-7684
                                             Fax:  (212) 250-8693

First Union National Bank                    301 South College Street
                                             Charlotte, NC 28288
                                             Attn.: Robert Wateroff
                                             Tel:  (704) 374-6221
                                             Fax:  (704) 374-6249

Bank One, N.A.                               201 St. Charles Avenue
                                             29th Floor
                                             New Orleans, LA 70170
                                             Attn.: Charles Freel, Jr.
                                             Tel:  (504) 623-1638
                                             Fax:  (504) 623-6555

                                                                   SCHEDULE IX




                              Existing Investments

Currently, existing net investment does not exceed $30,000,000. Includes Argentina, Colombia, Venezuela, Australia, Mexico and Cayman Islands. Net investment in restricted countries is approximately $14 million, subject to further review of Administrative Agent.

                                                                     SCHEDULE X

                           Existing Letters of Credit

Universal Compression

Letters of Credit Outstanding Close of Business 5/26/2000

Beneficiary                                           LC No.                Face Amount           Expiry Date
Whitney National Bank                                 S-12340            $      45,175.00         02/19/2001
China Petroleum                                       S-12392            $      92,954.32         08/15/2000
ENPPI                                                 S-12393            $      27,327.00         03/16/2001
Zurich Insurance                                      S-12425            $     153,000.00         12/31/2000
Hyundai Heavy Ind                                     S-12447            $      47,600.00         08/31/2000
Astilleros                                            S-12582            $      17,315.00         06/30/2000
Astilleros                                            S-12615            $      30,810.00         07/31/2000
China Offshore Bohai                                  S-12681            $      92,500.00         08/31/2000
Kvaerner Process                                      S-12723            $      47,570.00         07/31/2000
Compatabilite Fourniesserus Alstom                    S-12750            $     105,564.00         10/15/2000
Mitsui Engineering                                    S-12809            $      31,500.00         12/16/2000
JGC Engineering                                       S-12871            $      22,758.00         02/08/2001
Siemens Westinghouse                                  S-12906            $      85,856.50         02/25/2001
Maritima Overseas                                     S-12991            $      60,000.00         05/31/2001
Maritima Overseas                                     S-12992            $      60,000.00         05/31/2001
Hyundai Heavy Ind                                     S-13166            $      80,866.40         05/31/2000
Keyspan Energy Mgmt                                   S-13332            $      17,500.00         05/31/2000
Fianzas Monterrey Aetna                               S-13342            $     754,200.00         03/27/2001
Fianzas Monterrey Aetna                               S-13343            $     543,745.75         03/27/2001
Parsons Energy & Chemical                             S-13409            $       8,860.00         05/15/2001

Total                                                                    $   2,325,101.97